                                                                   EXHIBIT 10.14

                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT, dated as of December 31, 1996, is among SECURITY ASSOCIATES INTERNATIONAL, INC., a Delaware corporation ("SAI"), SECURITY ASSOCIATES COMMAND CENTER II, L.L.C., a Michigan limited liability company ("SACC"), MONITOR SERVICE GROUP, L.L.C., a Delaware limited liability company ("MSG"), ALL-SECURITY MONITORING SERVICES, L.L.C., an Illinois limited liability company ("ASMS"), and FINOVA CAPITAL CORPORATION, a Delaware corporation ("FINOVA"), in its individual capacity and as agent for all Lenders (this and all other capitalized terms used herein are defined in Section 1.1 below).


                                R E C I T A L S:

         A. Borrowers desire to borrow up to a maximum of $15,000,000 from FINOVA for the purpose of (i) paying the Existing Debt, (ii) consummating Funded Acquisitions, (iii) paying transaction costs and (iv) providing working capital.

         B. FINOVA has agreed to make the Loan upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, it is agreed as follows:


                                   ARTICLE I

                         DEFINITIONS AND DETERMINATIONS

           1.1 DEFINITIONS. As used in this Loan Agreement and in the other Loan Instruments, unless otherwise expressly indicated herein or therein, the following terms shall have the following meanings (such meanings to be applicable equally to both the singular and plural forms of the terms defined):

                    Account Debtor:  any Person who is obligated on or under an
            Account Receivable.

                    Accountants:  Arthur Andersen, L.L.P. or any other
            independent certified public accounting firm selected by Borrowers and reasonably satisfactory to Lenders.

                    Accounting Changes:  has the meaning assigned to that term in Section 1.3.

                    Accounts Receivable:  all presently existing and hereafter arising accounts receivable and other rights to payment owing to any Borrower under Security Monitoring

            Contracts and/or Central Station Contracts.

                    Accounts Receivable Decrease:  for any period, the excess
            of the Eligible Accounts at the beginning of such period over the Eligible Accounts at the end of such period.

                    Accounts Receivable Increase:  for any period, the excess
            of Eligible Accounts at the end of such period over the Eligible Accounts at the beginning of such period.

                    Acquisition:  the acquisition by of (i) Security Monitoring
            Contracts by MSG or (ii) a Central Station Business by any
            Borrower.

                    Acquisition Adjustment to Cash Flow: for any period in
            which an Acquisition has occurred, an amount equal to the RMR of the Property that is the subject of such Acquisition from the beginning of such period until the date such Acquisition was consummated, minus the aggregate of the pro forma expenses directly and indirectly related to such RMR for such period, as determined to the satisfaction of Agent based on financial and other information submitted to Agent by Borrowers and subject to such adjustments for such period as Agent deems appropriate.

                    Acquisition Closing:  the consummation of a Funded
            Acquisition.

                    Acquisition Closing Date:  the date of an Acquisition
            Closing.

                    Acquisition Instruments:       the purchase agreement and
            all other documents executed in connection with a Funded
            Acquisition.

                    Acquisition Loan Instruments:  collectively, the following documents, as applicable, to be executed and delivered in connection with a Funded Acquisition:

                     (i) any amendments to the Loan Instruments or any mortgages, security agreements, UCC Financing Statements and other agreements reasonably required by Agent to (A) reflect the effect of such Funded Acquisition and (B) grant to Agent a perfected first Lien upon all Property acquired by any Borrower pursuant to the applicable Acquisition Instruments, subject only to Permitted Prior Liens;


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                    (ii)    a Landlord Consent and Waiver executed by each
                            Landlord under each Lease assumed or executed by any Borrower on such Acquisition Closing Date; and

                   (iii) such other instruments and documents as Agent may reasonably require in connection with such Funded Acquisition.

                    ADA: the Americans with Disabilities Act of 1990, as amended, any successor statute thereto, and the rules and regulations issued thereunder, as in effect from time to time.

                    Advance:  a disbursement of the Future Portion.

                    Adjusted Annualized Operating Cash Flow: as of any date, the Annualized Operating Cash Flow for the applicable period, plus the Acquisition Adjustment to Cash Flow for the twelve month period ending on such date.

                    Adjusted Leverage Ratio: as of any Funding Date, the ratio of the Adjusted Total Debt as of such date to Adjusted Annualized Operating Cash Flow for the period ending two months before such date.

                    Adjusted Total Debt: as of any applicable date, the Total Debt as of such date plus the requested Advance.

                    Adjusted Operating Cash Flow: for any period for each Borrower, the Operating Cash Flow of such Borrower for such period plus the Acquisition Adjustment to Cash Flow for such period.

                    Affiliate: any Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with another Person. The term "control" means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or equity interests, by contract or otherwise. For the purposes hereof, any Person which owns or controls, directly or indirectly, 10% or more of the securities or equity interests, as applicable, whether voting or non-voting, of any other Person shall be deemed to "control" such Person.

                    Agent:  FINOVA, as agent for all Lenders.





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                    Alarm Licenses:  a license or licenses issued by a state
         licensing authority that authorize a Person to provide remote security monitoring services to consumers and/or businesses within such state.

                    Annualized Operating Cash Flow: as of any applicable date, the product of (i) the consolidated Operating Cash Flow of Borrowers for the six month period ending on such date, multiplied by (ii) two.

                    Applicable Margin:  as defined in subsection 2.4.1.

                    Applicable Margin Ratio: the ratio of Total Debt as of the last day of any quarter to the consolidated Adjusted Operating Cash Flow of Borrowers for the twelve month period ending on such day.

                    Applicable Ratio: on any day during a period set forth below, the ratio set forth opposite such period:

                    Each Day During the Period                      Ratio
                    --------------------------                      -----
                    Closing Date through 06/30/98                   3.75
                    07/01/98 through 12/31/98                       3.60
                    01/01/99 through 06/30/99                       3.25
                    07/01/99 through 12/31/99                       3.00
                    01/01/00 through 06/30/00                       2.75
                    07/01/00 through 12/31/00                       2.50
                    01/01/01 through 12/31/01                       2.25

                    ASMS: has the meaning assigned to that term in the Preamble to this Loan Agreement.

                    ASMS Membership Interests: all of the issued and outstanding membership interests and options, warrants and other rights to acquire membership interests of ASMS.

                    ASMS Membership Interest Pledge Agreement: a pledge agreement with respect to the ASMS Membership Interests executed by SAI and SACC, in form and substance satisfactory to Agent.

                    Assignee: any Person to which a Loan Assignment is made in compliance with the provisions of subsection 9.1.1.

                    Assignments of Leases: collateral assignments of leases executed by each Borrower in favor of Agent with respect to each Lease under which such Borrower is the lessee, in each case in form and substance satisfactory to Agent.





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                    Bankruptcy Code:  the United States Bankruptcy Code and any
         successor statute thereto, and the rules and regulations issued thereunder, as in effect from time to time.

                    Base Rate: the per annum rate of interest announced or published publicly from time to time by Citibank, N.A. in New York, New York as its corporate base (or equivalent) rate of interest, which rate shall change automatically without notice and simultaneously with each change in such corporate base rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by Citibank, N.A. in New York, New York.

                    Basic Financial Statements:  as defined in subsection
         6.3.3.

                    Borrower:  any of the Borrowers.

                    Borrowers:  SAI, SACC, MSG, ASMS and each Permitted
         Subsidiary.

                    Borrowers' Obligations: (i) any and all Indebtedness due or to become due, now existing or hereafter arising, of each Borrower to Lenders and/or Agent, including, without limitation, the Loan Fee, pursuant to the terms of this Loan Agreement or any other Loan Instrument and (ii) the performance of the covenants of Borrowers contained in the Loan Instruments.

                    Brannen:  James S. Brannen.

                    Business Day: any day other than a Saturday, Sunday or other day on which banks in Phoenix, Arizona are required to close.

                    Business Insurance: such property, casualty, business interruption and other insurance, other than the Key Man Life Insurance, as Agent from time to time reasonably requires Borrowers to maintain.

                    Capital Expenditures: payments that are made or liabilities that are incurred by any Borrower for the lease, purchase, improvement, construction or use of any Property, the value or cost of which under GAAP is required to be capitalized and appears on such Borrower's balance sheet in the category of property, plant or equipment, without regard to the manner in which such payments or the instruments





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         pursuant to which they are made are characterized by any Borrower or any other Person. Except for the purpose of determining Excess Cash Flow, a Capital Expenditure shall be deemed to be made as of the time the Property which is the subject thereof is put into service by the applicable Borrower.

                    Capital Stock: collectively, all of the issued and outstanding capital stock, warrants, options and other equity interests of SAI and each of the Holding Companies.

                    Capitalized Lease: any lease of Property, the obligations for the rental of which are required to be capitalized in accordance with GAAP.

                    Cash Equivalents: the aggregate of each Borrower's (i) cash on hand or in any bank or trust company, and checks on hand and in transit, (ii) monies on deposit in any money market account, and
         (iii) treasury bills, certificates of deposit, commercial paper and readily marketable securities at current market value having, in each instance, a maturity of not more than 180 days.

                    Cash Instruments: all cash, checks, drafts and other similar writings for the payment of money.

                    Central Station Business: the business of owning and operating a central monitoring station, including but not limited to, contracts between Dealers and SACC, ASMS or a Permitted Subsidiary.

                    Central Station Contracts: contracts with Dealers to provide monitoring services to the customers of the Dealers.

                    Chief Financial Officer: the chief financial officer of each Borrower, who shall be a duly elected officer, member or manager of such Borrower.

                    Closing:  the disbursement of the Initial Portion.

                    Closing Certificate: a closing certificate executed by Borrowers in form and substance satisfactory to Agent.

                    Closing Date:  the date of the Closing.

                    Code: the Internal Revenue Code of 1986, as amended, and any successor statute thereto, and the rules and regulations issued thereunder, as in effect from time to time.





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                    Collateral:  (i) all existing and after-acquired Property
         of Borrowers, including without limitation all existing and after-acquired Accounts Receivable, equipment, inventory and general intangibles, (ii) the Membership Interests and (iii) all proceeds of the foregoing.

                    Compliance Certificate: a Compliance Certificate executed by Borrowers in the form of EXHIBIT 1.1(A) attached hereto.

                    Contribution Agreement: a contribution agreement among Borrowers with respect to Borrowers' Obligations, in form and substance satisfactory to Agent.

                    Covenant Leverage Ratio: the ratio of Total Debt as of the last day of any quarter to Adjusted Annualized Operating Cash Flow for the period ending on such day.

                    Davis:  Ronald Davis.

                    Dealer: any Person whose primary business is the installation of servicing alarm equipment and the sale of monitoring services.

                    Dealer Holdback Debt: any Indebtedness for Borrowed Money owed by MSG to Dealers in connection with the purchase of Security Monitoring Contracts.

                    Dealer Holdback Report: the monthly report produced by Borrowers which provides due dates and amounts owed to each Dealer to whom a portion of the Dealer Holdback Debt is owed.

                    Debt Service: during any period, all payments of principal, interest, premium, fees and other charges with respect to Indebtedness for Borrowed Money, which payments are required or permitted to be made pursuant to this Loan Agreement and are due and payable during such period.

                    Debt Service Coverage Ratio: as of the end of any quarter, the ratio of the consolidated Adjusted Operating Cash Flow of Borrowers for the four quarter period ending as of such quarter to the Debt Service for such four quarter period.

                    Default Rate: a per annum rate equal to the applicable Base Rate in effect plus 4.0% per annum.

                    Default Rate Period: a period of time commencing on the date that an Event of Default has occurred and ending on the date that such Event of Default is cured or waived.





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                    Eligible Accounts:  at any given time, the aggregate of the face amount of the accounts receivable of each Borrower not over 75 days past due.

                    Employee Benefit Plan: any employee benefit plan within the meaning of Section 3(3) of ERISA which (i) is maintained for employees of any Borrower or any ERISA Affiliate or (ii) has at any time within the preceding six years been maintained for the employees of any Borrower or any current or former ERISA Affiliate.

                    Environmental Audit: (i) a Phase I audit report with respect to a parcel of real estate and such other studies and reports as Agent deems necessary after review of the results of such Phase I audit report, including, if reasonably required by Agent, soil and ground water tests, each such report and study to be in form and content and issued by Persons reasonably acceptable to Agent and (ii) a letter from each Person issuing each such report or study entitling Lenders to rely thereon.

                    Environmental Certificate: an environmental certificate executed by Borrowers in form and substance reasonably satisfactory to Agent.

                    Environmental Compliance Certificate: an Environmental Compliance Certificate in the form of EXHIBIT 1.1(B).

                    Environmental Laws: any and all federal, state and local laws that relate to or impose liability or standards of conduct concerning public or occupational health and safety or protection of the environment, as now or hereafter in effect and as have been or hereafter may be amended or reauthorized, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C Section 9601 et seq.), the Hazardous Materials Transportation Act (42 U.S.C. Section 1802 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Clean Air Act (42 U.S.C. Section 7901 et seq.), the National Environmental Policy Act (42 U.S.C. Section 4231, et seq.), the Refuse Act (33 U.S.C. Section 407, et seq.), the Safe Drinking Water Act (42 U.S.C. Section 300(f) et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), and all rules, regulations, codes, ordinances and guidance documents promulgated or published thereunder, and the





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         provisions of any licenses, permits, orders and decrees issued pursuant to any of the foregoing.

                    ERISA: the Employee Retirement Income Security Act of 1974, as amended, any successor statute thereto, and the rules and regulations issued thereunder, as in effect from time to time.

                    ERISA Affiliate: any Person who is a member of a group which is under common control with any Borrower, who together with any Borrower is treated as a single employer within the meaning of Section 414(b), (c) and (m) of the Code.

                    Event of Default: any of the Events of Default set forth in Section 8.1.

                    Excess Cash Flow: for any period, (i) the consolidated Operating Cash Flow of Borrowers for such period, (ii) plus, the Accounts Receivable Decrease, if any, for such period and (iii) minus, the sum of the following for such period: (A) Debt Service actually paid during such period, (B) all Capital Expenditures made by Borrowers during such period permitted pursuant to subsection 7.6, (C) all expenditures made by Borrowers during such period for Non-Funded Acquisitions and (D) the Accounts Receivable Increase, if any, for such period.

                    Excess Interest:  as defined in subsection 2.4.3.

                    Existing Debt:  the Indebtedness described in EXHIBIT
         1.1(C).

                    Funded Acquisition: an Acquisition that is funded with an Advance.

                    Funding Date:  the date of the disbursement of an Advance.

                    Future Portion: a portion of the Loan in an aggregate amount not to exceed $7,696,000.

                    Future Portion Closing: the disbursement of any portion of the Future Portion.

                    Future Portion Closing Date: the date of any Future Portion Closing.

                    GAAP: generally accepted accounting principles as in effect from time to time, which shall include but shall not





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         be limited to the official interpretations thereof by the Financial
         Accounting Standards Board or any successor thereto.

                    Good Funds: United States Dollars available in Federal funds to (i) FINOVA at or before 2:00 p.m., Phoenix time, on a Business Day and (ii) any other Lender at the place and at or before the time designated in the written direction delivered by such Lender to Borrowers pursuant to clause (ii) of Section 2.11.2.

                    Governmental Body: any foreign, federal, state, municipal or other government or any department, commission, board, bureau, agency, public authority or instrumentality thereof or any court or arbitrator.

                    Hazardous Materials: any hazardous, toxic, dangerous or other waste, substance or material defined as such in, regulated by or for purposes of any Environmental Law.

                    Holding Companies: collectively, RMR Management Corp., Winnetka Investors, Inc. and MCAP Investors, Inc., each a Delaware corporation.

                    Hurdle Amount: the monthly estimate of Borrowers' accrued interest on the Principal Balance, as determined by Agent in its sole and absolute discretion.

                    Incipient Default: any event or condition which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

                    Indebtedness: all liabilities, obligations and reserves, contingent or otherwise, which, in accordance with GAAP, would be reflected as a liability on a balance sheet or would be required to be disclosed in a financial statement, including, without duplication:
         (i) Indebtedness for Borrowed Money, (ii) obligations secured by any Lien upon Property, (iii) guaranties, letters of credit and other contingent obligations and (iv) liabilities in respect of unfunded vested benefits under any Pension Plan or in respect of withdrawal liabilities incurred under ERISA by any Borrower or any ERISA Affiliate to any Multiemployer Plan.

                    Indebtedness for Borrowed Money: without duplication, all Indebtedness (i) in respect of money borrowed, (ii) evidenced by a note, debenture or other like written obligation to pay money (including, without limitation, all of Borrowers' Obligations and Permitted Senior Indebtedness), (iii) in respect of rent or hire of





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         Property under Capitalized Leases or for the deferred purchase price of Property, (iv) in respect of obligations under conditional sales or other title retention agreements and (v) all guaranties of any or all of the foregoing.

                    Initial Portion: a portion of the Loan in the amount of $7,304,000 to be disbursed on the Closing Date.

                    Instruments: collectively, the (i) Loan Instruments, (ii) Contribution Agreement and (iii) Subordinated Debt Instruments.

                    Key Man Life Insurance: the life insurance on the lives of Brannen and Davis required pursuant to subsection 6.6.1.

                    Landlord:  a lessor under a lease of real property.

                    Landlord Consent and Waiver: a landlord consent and waiver in the form of EXHIBIT 1.1(D) attached hereto.

                    Leases: the leases of real property described in EXHIBIT 5.5.5.

                    Leasehold Property: any real estate which is the subject of a Lease under which any Borrower is the lessee.

                    Lender Addition Agreement: an agreement executed by a Lender and an Assignee pursuant to Section 9.1.

                    Lenders:  FINOVA and each Assignee.

                    Lenders' Decisions: all determinations to be made by Lenders pursuant to the terms of the Loan Instruments, including, without limitation, any amendment or modification of any of the Loan Instruments, determinations with respect to the declaration of Events of Default and acceleration of Borrowers' Obligations or any other obligation of any Obligor, waivers of affirmative or negative covenants or other provisions of the Loan Instruments, advancement of funds pursuant to any of the Loan Instruments or the exercise of any rights or remedies granted to Lenders or Agent pursuant to the terms of any of the Loan Instruments.

                    Lien: any mortgage, pledge, assignment, lien, charge, encumbrance or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or other title retention agreement.





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                 Loan:  the term loan to be made by Lenders to Borrowers in the maximum amount of $15,000,000, subject to the terms and conditions of this Loan Agreement.

                 Loan Agreement:  this Loan Agreement.

                 Loan Assignment: the assignment by a Lender of (i) any portion of such Lender's interest in Borrowers' Obligations and (ii) any of such Lender's other rights under any of the Loan Instruments.

                 Loan Fee: the fee to be paid by Borrowers to FINOVA in accordance with Section 2.7.

                 Loan Instruments:

                           (i)    Loan Agreement;

                          (ii)    Note;

                         (iii)    Security Instruments;

                          (iv)    Subordination Agreement;

                           (v)    Closing Certificate;

                          (vi)    Solvency Certificate;

                         (vii)    Environmental Certificate;

                        (viii) Uniform Commercial Code financing statements filed in connection with the Closing; and

                          (ix) other instruments and documents as Agent reasonably may require in connection with the transactions contemplated by this Loan Agreement.

                 Loan Year: a period of time from the Closing Date or any anniversary of the Closing Date to the immediately succeeding anniversary of the Closing Date.

                 Lockbox: the lockbox identified in the Lockbox Account Agreement into which all Cash Instruments received by any Borrower from an Account Debtor shall be deposited.

                 Lockbox Account: the account identified in the Lockbox Account Agreement which shall be credited for all Cash Instruments deposited in the Lockbox.





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

                 Lockbox Account Agreement: an agreement among Lenders, Borrowers and Lockbox Bank, in form and substance satisfactory to Agent.

                 Lockbox Bank: shall mean American National Bank and Trust Company of Chicago (or any other financial institution acceptable to Lenders and Borrowers).

                 Manager:  Brannen.

                 Material Adverse Effect: (i) a material adverse effect upon the business, operations, Property or financial condition of any Borrower or (ii) a material impairment of the ability of any Obligor to perform its obligations under any Loan Instrument to which it is a party.

                 Maximum Rate:  as defined in subsection 2.4.3.

                 Membership Interests: collectively, the SACC Membership Interests, the ASMS Membership Interests and the MSG Membership Interests.

                 Mortgages: mortgages or deeds of trust executed by each Borrower in favor of Agent encumbering each parcel of real estate owned by such Borrower, in each case in form and substance reasonably satisfactory to Agent.

                 MSG: has the meaning assigned to that term in the Preamble to this Loan Agreement.

                 MSG Membership Interests: all of the issued and outstanding membership interests and options, warrants and other rights to acquire membership interests of MSG.

                 MSG Membership Interest Pledge Agreement: a pledge agreement with respect to the MSG Membership Interests executed by the Holding Companies, in form and substance satisfactory to Agent.

                 Multiemployer Plan: any multiemployer plan as defined pursuant to Section 3(37) of ERISA to which any Borrower or any ERISA Affiliate makes, or accrues an obligation to make, contributions, or has made, or been obligated to make, contributions within the preceding six years.

                 Non-Funded Acquisition: an Acquisition which is not funded with an Advance, provided that immediately after such Acquisition, Borrowers have Cash Equivalents of not less than (i) $25,000, if such Acquisition occurs on or before June 30, 1997, or (ii) $150,000, if such Acquisition occurs after





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

         June 30, 1997.

                 Note: a promissory note in form and substance satisfactory to FINOVA in the principal amount of $15,000,000 executed and delivered by Borrowers to FINOVA to evidence the Loan, and any notes issued in substitution therefor pursuant to subsection 9.1.3.

                 Obligor:  any of the Obligors.

                 Obligors:  collectively, Borrowers and the Holding Companies.

                 Operating Cash Flow: for any period for each Borrower, the net income of such Borrower for such period:

                            (i)   plus the sum of the following (without
                    duplication), to the extent deducted in determining such net income for such period:

                                  (A)      losses from sales, exchanges and
                               other dispositions of Property or other
                               extraordinary losses not in the ordinary course of business;

                                  (B)      interest paid or accrued on
                               Indebtedness, including, without limitation, interest on Capitalized Leases that is imputed in accordance with GAAP and any other Debt Service;

                                  (C)      depreciation and amortization of
                               assets; and

                                  (D)      income taxes which are accrued but
                               not paid during such period; and

                           (ii) minus the sum of the following (without duplication), to the extent included in determining net income for such period:

                                  (A)      gains from sales, transactions,
                               exchanges and other dispositions of Property or other extraordinary gains not in the ordinary course of business; and

                                  (B) proceeds of any insurance other than business interruption insurance.

                 Operating Lease: any lease which, under GAAP, is not required to be capitalized.





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

                 Participant: any Person to which a Lender sells or assigns a Participation.

                 Participation: a sale or an assignment by a Lender of a participating interest in (i) any portion of such Lender's interest in Borrowers' Obligations and (ii) any of such Lender's rights under any of the Loan Instruments.

                 Pay-Off Letters: collectively, a pay-off letter from each holder of a portion of the Existing Debt, in form and substance reasonably satisfactory to Agent.

                 PBGC: the Pension Benefit Guaranty Corporation or any Governmental Body succeeding to the functions thereof.

                 Pension Plan: any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Part 3 of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code and which (i) is maintained for employees of any Borrower or any ERISA Affiliate, or (ii) has at any time within the preceding six years been maintained for the employees of any Borrower or any of their current or former ERISA Affiliates.

                 Permitted Liens:  any of the following Liens:

                            (i)   the Security Interests;

                           (ii)   the Permitted Senior Indebtedness Liens;

                          (iii) Liens for taxes or assessments and similar charges, which either are (A) not delinquent or (B) being contested diligently and in good faith by appropriate proceedings, and as to which the applicable Borrower has set aside reserves on its books which are satisfactory to Agent;

                           (iv)   statutory Liens, such as mechanic's,
                                  materialman's, warehouseman's, carrier's or other like Liens, incurred in good faith in the ordinary course of business, provided that the underlying obligations relating to such Liens are paid in the ordinary course of business, or are being contested diligently and in good faith by appropriate proceedings and as to which the applicable Borrower has set aside reserves on its books satisfactory to Agent, or the payment of which obligations are otherwise secured in a manner reasonably satisfactory to Agent;

                            (v) zoning ordinances, easements, licenses, reservations, provisions, covenants, conditions, waivers or restrictions on the use of Property and other title exceptions, in each case, that are reasonably acceptable to Agent;

                           (vi) Liens in respect of judgments or awards with respect to which no Event of Default would exist pursuant to subsection 8.1.6; and

                          (vii)   Liens to secure payment of insurance premiums
                                  (A) to be paid in accordance with applicable laws in the ordinary course of business relating to payment of worker's compensation, or (B) that are required for the participation in any fund in connection with worker's compensation, unemployment insurance, old-age pensions or other social security programs.

                    Permitted Prior Liens:  any of the following Liens:

                            (i)   the Permitted Senior Indebtedness Liens;

                           (ii)   the Permitted Liens described in clauses
                                  (iii) and (iv) of the definition of Permitted Liens that are accorded priority to the Security Interests by law; and

                          (iii) the Permitted Liens described in clauses (v) and (vii) of the definition of Permitted Liens, subject to the limitations set forth therein.

                 Permitted Senior Indebtedness: Indebtedness, other than Borrowers' Obligations, incurred by any Borrower to purchase tangible personal property or Indebtedness incurred to lease tangible personal property pursuant to Capitalized Leases, provided that (i) the aggregate amount of such Indebtedness of all Borrowers existing as of the Closing Date shall not exceed $50,000, (ii) during any Loan Year after the Closing Date the aggregate amount of such Indebtedness of all Borrowers at any one time outstanding during such Loan Year shall not exceed $50,000, and (iii) no Event of Default exists at the time or will be caused as a result of the incurrence of any Indebtedness described in clause (ii).

                 Permitted Senior Indebtedness Liens: Liens that secure Permitted Senior Indebtedness, provided that (i) each such Lien attaches only to the Property purchased or leased with the proceeds of the Permitted Senior Indebtedness incurred with respect to such Property and (ii) Agent is granted a Lien upon such Property, subject only to the Lien granted to the holder of the applicable Permitted Senior Indebtedness.

                 Permitted Subsidiaries: any wholly owned subsidiary of any of SAI, ASMS or SACC, provided that concurrently with its formation (i) such subsidiary (A) becomes a "Borrower" under this Loan Agreement,
         (B) grants Agent a perfected first Lien, subject to Permitted Prior Liens, on all of its existing and after acquired property, (C) executes such instruments and documents as Agent may reasonably require to effectuate the foregoing, (D) becomes a party to the Contribution Agreement and (E) delivers or causes to be delivered such opinions of legal counsel and documents as Agent may reasonably require in connection with the formation of such subsidiary and (ii) Agent is granted a perfected first Lien on all of the capital stock of such subsidiary pursuant to such instruments and documents as Agent may reasonably require.

                 Person: any individual, firm, corporation, limited liability company, business enterprise, trust, association, joint venture, partnership, Governmental Body or other entity, whether acting in an individual, fiduciary or other capacity.

                 Pledge Agreements: collectively, the SACC Membership Interest Pledge Agreement, the ASMS Membership Interest Pledge Agreement and the MSG Membership Interest Pledge Agreement.

                 Prepayment Premium:  defined in subsection 2.9.1(a).

                 Principal Balance: the unpaid principal balance of the Loan or any specified portion thereof outstanding from time to time.

                 Property: all types of real, personal or mixed property and all types of tangible or intangible property.

                 Qualified Depository: a member bank of the Federal Reserve System having a combined capital and surplus of at least $100,000,000.

                 RMR: the amount payable on Security Monitoring Contracts or Central Station Contracts per month by an

         Account Debtor.

                 Rubin:  Steven Rubin.

                 SACC Membership Interests: all of the issued and outstanding membership interests and options, warrants and other rights to acquire membership interests of SACC.

                 SACC Membership Interest Pledge Agreement: a pledge agreement with respect to the SACC Membership Interests executed by SAI and MSG, in form and substance satisfactory to Agent.

                 SAI: has the meaning assigned to that term in the Preamble to this Loan Agreement.

                 Securities Act: the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, as in effect from time to time.

                 Security Agreement: a security agreement executed by Borrowers in favor of Agent in form and substance satisfactory to Agent.

                 Security Interests: the Liens in the Collateral granted to Agent pursuant to the Security Instruments and any other document now or hereafter executed by any Obligor which purports to grant a Lien on the Property of such Obligor in favor of Agent.

                 Security Instruments: collectively, the Assignments of Leases, the Mortgages, the Assignments of Acquisition Instruments, the Security Agreement, the Pledge Agreements and the Lockbox Account Agreement.

                 Security Monitoring Business: the business of providing remote security monitoring services and operating Central Station Businesses.

                 Security Monitoring Contracts: any contract between MSG and a retail customer involving the provision of remote security monitoring services to such customer.

                 Solvency Certificate: a solvency certificate executed by Borrowers in form and substance reasonably satisfactory to Agent.

                 Stated Rate:  as defined in subsection 2.4.3.

                 Subordinated Debt: the Indebtedness in the principal amount of $8,441,639 owed by SAI to TJS Partners, as evidenced by the Subordinated Debt Instruments.

                 Subordinated Debt Instruments: all instruments and documents executed and/or delivered in connection with the Subordinated Debt.

                 Subordination Agreement: collectively, the (i) TJS Subordination Agreement No. 1 of even date herewith and (ii) TJS Subordinated Agreement No. 2 of even date herewith, each among Agent, TJS Partners and SAI and each in form and substance reasonably satisfactory to Agent.

                 Termination Event: (i) a "Reportable Event" described in
         Section 4043 of ERISA and the regulations issued thereunder; or (ii) the withdrawal of any Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2); or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under
         Section 4041 of ERISA; or (iv) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of any Borrower or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a lien pursuant to Section 412 of the Code or
         Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

                 TJS Partners: TJS Partners, L.P., a New York limited partnership.

                 Total Debt: as of any applicable date, the sum of Borrowers' Obligations and Dealer Holdback Debt as of such date.

                 UL Certification: underwriters laboratories approval of a Central Station Business.

                 Unused Commitment Fee: the fee to be paid by Borrowers to FINOVA in accordance with Section 2.8.

         1.2 TIME PERIODS. In this Loan Agreement and the other Loan Instruments, in the computation of periods of time from a specified date to a later specified date, (i) the word "from" means "from and including," (ii) the words "to" and "until" each mean "to, but excluding" and (iii) the words "through," "end of" and "expiration" each mean "through and including." Unless otherwise specified, all references in this Loan Agreement and the other Loan Instruments to (i) a "month" shall be deemed to refer to a calendar month, (ii) a "quarter" shall be deemed to refer to a calendar quarter and (iii) a "year" shall be deemed to refer to a calendar year.

         1.3 ACCOUNTING TERMS AND DETERMINATIONS. All accounting terms not specifically defined herein shall be construed, all accounting determinations hereunder shall be made and all financial statements required to be delivered pursuant hereto shall be prepared in accordance with GAAP as in effect at the time of such interpretation, determination or preparation, as applicable. In the event that any "Accounting Changes" (as hereinafter defined) occur and such changes result in a change in the method of calculation of financial covenants, standards or terms contained in this Loan Agreement, then Borrowers and Lenders agree to enter into negotiations to amend such provisions of this Loan Agreement so as to reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of Borrowers shall be the same after such Accounting Changes as if such Accounting Changes had not been made. For purposes hereof, "Accounting Changes" shall mean (i) changes in generally accepted accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or any successor thereto) or other appropriate authoritative body and (ii) changes in accounting principles as approved by the Accountants.

         1.4 REFERENCES. All references contained in (i) this Loan Agreement to "Article," "Section," "subsection," "subparagraph," "clause" or "Exhibit," unless otherwise indicated, shall be deemed to refer to an Article, Section, subsection, subparagraph, clause or Exhibit, as applicable, of this Loan Agreement, and (ii) any Loan Instrument to any Loan Instrument at any given time shall be to such Loan Instrument as the same shall have been amended, supplemented, restated or otherwise modified as of such time.

         1.5 LENDER'S OR AGENT'S DISCRETION. Whenever the terms "satisfactory to Lenders or Agent," "determined by Lenders or Agent," "acceptable to Lenders or Agent," "Lenders or Agent shall elect," "Lenders or Agent shall request," "at the option or election of Lenders or Agent," or similar terms are used in the Loan Instruments, except as otherwise specifically provided therein, such terms shall mean satisfactory to, at the election or option of, determined by, acceptable to or requested by Lenders or Agent, as applicable, in their or its sole and unlimited discretion.

         1.6 BORROWERS' KNOWLEDGE. Any statements, representations or warranties that are based upon the best knowledge of Borrowers or an officer or manager thereof shall be deemed to have been made after due inquiry by Borrowers or an officer or manager, as applicable, with respect to the matter in question.


                                   ARTICLE II

                           LOAN AND TERMS OF PAYMENT

         2.1     INITIAL PORTION.

                 2.1.1 AMOUNT AND DISBURSEMENT. The Initial Portion shall consist of a disbursement to be made by Agent to Borrowers in the amount of $7,304,000 on the Closing Date, provided that all of the terms and conditions set forth in Section 4.1 have been satisfied.

                 2.1.2 USE OF PROCEEDS. The proceeds of the Initial Portion shall be used (i) to pay the Existing Debt, (ii) to pay transaction costs and (iii) for working capital.

         2.2     FUTURE PORTION.

                 2.2.1 AMOUNT AND DISBURSEMENT. The Future Portion shall consist of Advances to be made by Lenders to Borrowers up to the maximum amount of $7,696,000 from time to time after the Closing Date until the end of the first Loan Year, provided that all of the terms and conditions set forth in subsection 2.2.3 have been satisfied.

                 2.2.2 USE OF PROCEEDS. The proceeds of the Future Portion shall be used to (i) consummate Funded Acquisitions and (ii) pay transaction costs.

                 2.2.3 CONDITIONS PRECEDENT TO ADVANCES. The obligation of each Lender to make any Advance shall be subject to the satisfaction of the following conditions:

                          (a) no Incipient Default or Event of Default exists or would be created by the disbursement of such

                 Advance;

                          (b) each such Advance shall be in a minimum amount of $250,000 and integral multiples of $50,000 in excess of that amount;

                          (c) Agent shall have received a Request for Advance from Borrowers in the form of EXHIBIT 2.2.3 with respect to each such Advance no later than 12:00 p.m., Chicago time, at least three (3) Business Days prior to the proposed Funding Date with respect to such Advance, which Funding Date shall be on a Business Day;

                          (d) the terms and conditions of Section 4.2 shall have been satisfied;

                          (e) the Property being acquired and the terms and conditions of the Acquisition to be consummated with such Advance must be approved by Agent; and

                          (f)     on the applicable Funding Date the
                 representations and warranties of each Obligor set forth in the Loan Instruments to which such Obligor is a party shall be true and correct in all material respects when made and at and as of the time of the Funding Date, except to the extent that such representations and warranties expressly relate to an earlier date.

         2.3     NOTE AND REBORROWING.

                 2.3.1  NOTE.  The Loan shall be evidenced by the Note.

                 2.3.2 REBORROWING. Borrowers shall not be entitled to reborrow any portion of the Loan which is repaid or prepaid.

         2.4     INTEREST.

                 2.4.1 INTEREST RATE. Except during a Default Rate Period as provided in Section 2.10, Borrowers' Obligations shall bear interest at the Base Rate in effect from time to time plus the Applicable Margin. As used in this Loan Agreement, the term "Applicable Margin" shall be determined on the first day of each quarter and shall mean, as set forth below, the percentage opposite the Applicable Margin Ratio calculated as of the last day of the second quarter immediately preceding such quarter:

                 Applicable                                      Applicable
                 Margin Ratio                                      Margin
                 ------------                                    ----------
                 greater than                                       2.00%
                 or equal to 3.5

                 greater than                                       1.75%
                 or equal to 2.5
                 but less than 3.5

                 less than 2.5                                      1.50%

         The Applicable Margin shall be 2.00% per annum until Lenders receive
         (i) written notice from Borrowers requesting an adjustment in the Applicable Margin accompanied by (ii) the financial statements indicating that the requested adjustment is appropriate.

                 2.4.2 INTEREST COMPUTATION. Interest shall be computed on the basis of a year consisting of 360 days and charged for the actual number of days during the period for which interest is being charged. In computing interest, the date of funding of an advance of the Loan shall be included and the date of payment shall be excluded.

                 2.4.3 MAXIMUM INTEREST. Notwithstanding any provision to the contrary contained herein or in any other Loan Instrument, Lenders shall not collect a rate of interest on any obligation or liability due and owing by Borrowers to Lenders in excess of the maximum contract rate of interest permitted by applicable law ("Excess Interest"). Lenders and Borrowers agree that the interest laws of the State of Arizona govern the relationship among them, but in the event of a final adjudication to the contrary, Borrowers shall be obligated to pay, nunc pro tunc, to Lenders only such interest as then shall be permitted by the laws of the state found to govern the contract relationship among Lenders and Borrower. If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Loan Agreement or any other Loan Instrument, then in such event (i) no Obligor shall be obligated to pay such Excess Interest, (ii) any Excess Interest collected by Lenders shall be, at Lenders' option, (A) applied to the Principal Balance or to accrued and unpaid interest not in excess of the maximum rate permitted by applicable law or (B) refunded to the payor thereof,
         (iii) the interest rates provided for herein (collectively, the "Stated Rate") shall be automatically reduced to the maximum rate allowed from time to time under applicable law (the "Maximum Rate") and this Loan Agreement and the other Loan

         Instruments, as applicable, shall be deemed to have been, and shall be, modified to reflect such reduction, and (iv) neither any Borrower nor any other Obligor shall have any action against Lenders for any damages arising out of the payment or collection of such Excess Interest; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Rate, Borrowers shall, to the extent permitted by law, continue to pay interest at the Maximum Rate until such time as the total interest received by Lenders is equal to the total interest which Lenders would have received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again exceeds the Maximum Rate, in which event the provisions contained in this subsection 2.4.3 shall again apply.

         2.5     PRINCIPAL AND INTEREST PAYMENTS.

                 2.5.1 INTEREST. Except as otherwise provided in subsections 2.9.1(c) and 2.9.2(c), interest on the Principal Balance shall be payable monthly in arrears on the first Business Day of each month beginning with the month following the month in which the Closing Date occurs.

                 2.5.2 PRINCIPAL. The Principal Balance shall be payable in consecutive quarterly installments on the first Business Day of each quarter set forth below in an amount equal to the product of (i) the percentage set forth below opposite such quarter, multiplied by (ii) the outstanding Principal Balance as of the end of the first Loan Year as follows:

                                       Percentage of Outstanding
                                       Principal Balance as of end
                                       of first Loan Year Due as
     Quarter Beginning                 an Installment
     -----------------                 --------------------------
     January, 1998                              3.5%
     April, 1998                                3.5%
     July, 1998                                 3.5%
     October, 1998                              3.5%
     January, 1999                              4.0%
     April, 1999                                4.0%
     July, 1999                                 4.0%
     October, 1999                              4.0%
     January, 2000                              4.5%
     April, 2000                                4.5%
     July, 2000                                 4.5%

                          October, 2000                                      4.5%
                          January, 2001                                      5.0%
                          April, 2001                                        5.0%
                          July, 2001                                         5.0%
                          October, 2001                                      5.0%

         The remaining Principal Balance, together with any other sums which then are due and payable pursuant to the terms of the Loan Instruments, shall be due and payable in full on the last Business Day of the quarter commencing October, 2001.

         2.6 LATE CHARGES. If a payment of principal or interest to be made pursuant to this Loan Agreement becomes past due for a period in excess of five days, Borrowers shall pay on demand to Lenders a late charge of 2% of the amount of such overdue payment.

         2.7 LOAN FEE. Borrowers shall pay a loan fee to FINOVA in the amount of $262,500, which shall be deemed to be fully earned and payable on the Closing Date. FINOVA shall credit the $50,000 deposit (net of expenses) previously paid by Borrowers against the Loan Fee.

         2.8 UNUSED COMMITMENT FEE. For the first Loan Year, Borrowers shall pay to Agent a fee (the "Unused Commitment Fee") monthly in arrears on the first Business Day of each month beginning with the month following the month in which the Closing Date occurs in an amount equal to the product of (i)
(A) $15,000,000 minus (B) the average daily balance of the outstanding Principal Balance during such preceding month, multiplied by (ii) one-half of one percent (.50%) on a per annum basis. The Unused Commitment Fee expires at the end of the first Loan Year.

         2.9     PREPAYMENTS.

                 2.9.1 VOLUNTARY PREPAYMENT OF LOAN. Borrowers may at any time voluntarily prepay in whole or in part the Principal Balance, subject to the following conditions:

                          (a) PREPAYMENT PREMIUM. Except as provided in subsection 2.9.3, concurrently with any voluntary prepayment of all or any part of the Principal Balance, Borrowers shall pay to Lenders a prepayment premium (the "Prepayment Premium") equal to a percentage of the amount of the Principal Balance prepaid, determined in accordance with the following schedule:

                 Percentage of Principal
                 Period of Prepayment                             Balance Prepaid
                 --------------------                             ---------------
                   First Loan Year                                       4.0%

                   Second Loan Year                                      3.0%
                   Third Loan Year                                       2.0%
                   Thereafter                                            0.0%

                 Notwithstanding the foregoing, with respect to prepayments of the entire Principal Balance during the second or third Loan Years, the Prepayment Premium shall be reduced to an amount equal to 1.0% of such prepayment if the following terms and conditions are satisfied: (i) Borrowers make a written request for additional financing from FINOVA, which request shall set forth the amount and terms of financing proposed by Borrowers and be accompanied by all financial statements and other due diligence information with respect to the proposed additional financing as FINOVA reasonably shall request; (ii) within 30 days after such request FINOVA fails to commit in writing that it will provide such additional financing on such terms or proposes other terms not acceptable to Borrowers; (iii) within 30 days thereafter Borrowers obtain a written commitment for such financing on terms and conditions substantially similar to those proposed by Borrowers from another lender; and (iv) within 60 days thereafter Borrowers prepay the entire balance of Borrowers' Obligations from the proceeds of the financing from such other lender.

                          (b) NOTICE OF PREPAYMENT; NUMBER AND AMOUNT OF PREPAYMENTS. Not less than 20 days prior to the date upon which Borrowers desire to make any voluntary prepayment of the Principal Balance, Borrowers shall deliver to Lenders notice of their intention to prepay, which notice shall state the prepayment date and the amount of the Principal Balance to be prepaid. The amount of any partial prepayment of the Principal Balance shall be not less than $100,000 or integral multiples thereof. A prepayment of the Principal Balance shall not be made more frequently than once a month. If Borrowers deliver to Lenders a notice of prepayment and fail to make such prepayment, Borrowers shall reimburse Lenders on demand in the amount of any loss, cost and/or expense reasonably incurred by Lenders as a result of Lenders' reliance on such notice, including without limitation, any loss, cost or expense resulting from Lenders' contractual obligations in connection with the reinvestment of the amount indicated in such notice of prepayment.

                          (c) ADDITIONAL PAYMENTS. Concurrently with any prepayment of the Principal Balance pursuant to this subsection 2.9.1, Borrowers shall pay to Lenders accrued and unpaid interest on the portion of the Principal Balance which is being prepaid to the date on which Lenders are in receipt of Good Funds, and any other sums which are due and payable pursuant to the terms of any of the Loan Instruments.

                          (d) APPLICATION OF PARTIAL PREPAYMENTS. Any partial prepayment of the Principal Balance pursuant to this subsection 2.9.1 shall be applied to the installments of the Principal Balance in the inverse order of maturity.

                 2.9.2  MANDATORY PREPAYMENTS OF THE LOAN.

                          (a) EXCESS CASH FLOW PAYMENTS. Until the Loan is paid in full, for each year commencing with the year 1997 Borrowers shall pay to Lenders not later than the earlier of
                 (x) 30 days after receipt by Lenders of the Basic Financial Statements for such year and (y) 120 days after the end of such year, an amount equal to the lesser of (i) 75% of the Excess Cash Flow for such year and (ii) the amount by which the Cash Equivalents as of December 31 of such year exceeds $300,000.

                          (b) PROCEEDS OF KEY MAN LIFE INSURANCE. All proceeds of Key Man Life Insurance received by Agent shall be applied as a prepayment of Borrowers' Obligations in accordance with subparagraph (c) below.

                          (c) APPLICATION OF MANDATORY PREPAYMENTS. Prepayments received by Lenders pursuant to this subsection
                 2.9.2 shall be applied in the following order of priority to the payment of: (i) any and all sums which are due and payable pursuant to the terms of the Loan Instruments, except the Principal Balance and accrued interest thereon, (ii) accrued and unpaid interest on the portion of the Principal Balance being prepaid and (iii) the installments of the Principal Balance in the inverse order of maturity.

                 2.9.3 NO PREPAYMENT PREMIUM. No Prepayment Premium shall be payable with respect to prepayments pursuant to subsection 2.9.2.

                 2.9.4 INVOLUNTARY PREPAYMENT. Concurrently with any payment of the Principal Balance received by Lenders resulting from the exercise by Agent and/or Lenders of any remedy available to Agent and/or Lenders subsequent to the occurrence of an Event of Default and the acceleration of

         Borrowers' Obligations, Borrowers shall pay to Lenders a Prepayment Premium in an amount equal to the Prepayment Premium which would be payable if such payment was made pursuant to subsection 2.9.1.

         2.10 DEFAULT RATE PERIOD. During a Default rate period, (i) Borrowers' Obligations shall bear interest at the Default Rate and (ii) all payments received by Lenders shall be applied in accordance with Section 8.4.

         2.11    METHOD OF PAYMENT.

                 2.11.1 LOCKBOX AND LOCKBOX ACCOUNT; PAYMENTS; APPLICATION OF FUNDS.

                          (a) MAINTENANCE OF LOCKBOX AND LOCKBOX ACCOUNT. Borrowers shall maintain at Lockbox Bank the Lockbox and Lockbox Account. The Lockbox and Lockbox Account shall be under the sole dominion and control of Agent and no Borrower shall have any right of withdrawal therefrom. Promptly after the Closing Date, each Borrower shall notify such Borrower's Account Debtors under Security Monitoring Contracts that all payments shall be made directly to the Lockbox or, if by wire transfer, to the Lockbox Account. All items deposited in the Lockbox shall be credited to the Lockbox Account.

                          (b) HURDLE AMOUNT. On the first Business Day of each month, Agent shall notify Lockbox Bank of the Hurdle Amount for such month. Upon the opening of business on each Business Day of each month, Lockbox Bank shall calculate the amount of collected funds on deposit in the Lockbox Account for such month (the "Collected Funds"). For each month, beginning with the second Business Day following the Business Day on which the Lockbox Bank has determined that the Collected Funds exceed the Hurdle Amount for such month (the amount of such excess hereinafter is referred to as the "Remainder Funds"), Lockbox Bank shall remit the Remainder Funds to Borrowers until the end of such month.

                          (c) MONTHLY PAYMENTS FROM THE LOCKBOX. Beginning with the first Business Day of the month following the month in which the Closing Occurs, Lockbox Bank shall remit the Hurdle Amount to Agent in Good Funds prior to 1:00 P.M. Chicago time for application to Borrowers' Obligations in the following order of priority: (i) first, to the payment of all Borrowers' Obligations then due and payable other than the Principal Balance and accrued and unpaid interest thereon, and (ii) second, to the payment of accrued and unpaid interest then due and payable on the Principal Balance. If no Event of Default or Incipient Default then exists, Agent shall remit the remainder, if any, to Borrowers. If an Event of Default exists such remainder may, at the option of Agent, be applied in accordance with
                 Section 8.4.

                          (d) CASH INSTRUMENTS RECEIVED BY BORROWERS. At the close of each Business Day following the Closing Date, each Borrower shall transmit, in the form received, all Cash Instruments received by such Borrower since the close of business on the preceding Business Day to the Lockbox or directly to the Lockbox Bank for deposit in the Lockbox Account. All Cash Instruments received by each Borrower shall be held in express trust for Lenders until delivery thereof is made to the Lockbox or the Lockbox Bank for deposit in the Lockbox Account and shall not be commingled with any other Property of such Borrower.

                 2.11.2 OTHER PAYMENTS. All payments other than those specified in subsection 2.11.1 to be made pursuant to the Loan Instruments by Borrowers to (i) FINOVA shall be made by wire transfer of Good Funds to the account of FINOVA at Citibank, N.A., 399 Park Avenue, New York, New York, ABA 021000089, Credit: FINOVA Capital Corporation, Credit Account No. 40680477, or to such other account as FINOVA shall have given five Business Days prior written notice to Borrowers, and (ii) any other Lender shall be made by wire transfer of Good Funds to such account as such Lender shall notify Borrowers.


                                  ARTICLE III

                                    SECURITY

         Borrowers' Obligations shall be secured by a Lien upon all of the Collateral, which at all times shall be superior and prior to all other Liens, except Permitted Prior Liens.

                                   ARTICLE IV

                             CONDITIONS OF CLOSING

         4.1 INITIAL PORTION. The obligation of FINOVA to disburse the Initial Portion shall be subject to the satisfaction of all of the following conditions on or before the Closing Date in a manner, form and substance reasonably satisfactory to FINOVA:

                 4.1.1 REPRESENTATIONS AND WARRANTIES. On the Closing Date the representations and warranties of each Obligor set forth in the Instruments to which such Obligor is a party shall be true and correct in all material respects.

                 4.1.2 MINIMUM OPERATING CASH FLOW OF THE SECURITY MONITORING BUSINESS. Borrowers shall demonstrate to the reasonable satisfaction of FINOVA that the Annualized Operating Cash Flow of Borrowers for the consecutive twelve month period ending one month prior to the month in which Closing occurs is not less than $1,850,000.

                 4.1.3 APPRAISAL. FINOVA shall have received an appraisal of the Borrowers prepared by an independent firm of appraisers acceptable to FINOVA indicating that the aggregate current fair market value of the Borrowers' Security Monitoring Business is not less than $12,750,000, which appraisal shall include an operational review reasonably satisfactory to FINOVA.

                 4.1.4 DELIVERY OF DOCUMENTS. The following shall have been delivered to FINOVA, each duly authorized and executed, where applicable:

                          (a)     the Loan Instruments;

                          (b) a good standing or similar certificate, dated a recent date prior to the Closing Date, for each Borrower from the Secretary of State in each state in which such Borrower is qualified to transact business;

                          (c) copies of (i) the articles of organization of ASMS, SACC and MSG, certified by the Secretaries of State of Illinois, Michigan and Delaware, respectively, as of a recent date prior to the Closing Date, (ii) the operating agreements of each of ASMS, SACC and MSG, (iii) all other agreements among the holders of any Membership Interests, (iv) the articles of incorporation of SAI and each of the Holding Companies, certified by the Secretary of State of Delaware as of a recent date prior to the Closing Date, (v) the by-laws of SAI and each of the Holding Companies and (vi) all other agreements among the shareholders of any of the Capital Stock, together with all amendments thereto, certified by the Manager or President of such Borrower, as applicable;

                          (d) certified copies of resolutions adopted by the board of directors of SAI authorizing the execution and delivery of the Instruments to which SAI is a party;

                          (e) signature and incumbency certificates of the members or Manager of ASMS, SACC and MSG and the President of SAI executing any of the Loan Instruments on behalf of such Persons;

                          (f) certified or executed original copies of each of the following, the terms and conditions of all of which shall be satisfactory to FINOVA:

                                  (i)  the Contribution Agreement;

                                  (ii)  the Leases;

                                  (iii)  the Subordinated Debt Instruments; and

                                  (iv)  all instruments and documents
                          evidencing Permitted Senior Indebtedness existing as of the Closing Date;

                          (g)     such other instruments, documents,
                 certificates, consents, waivers and opinions as Lender may reasonably request; and

                          (h)     the Pay-Off Letters.

                 4.1.5 PERFORMANCE; NO DEFAULT. Each Obligor shall have, in all material respects, performed and complied with all agreements and conditions contained in the Instruments to be performed by or complied with by such Person prior to or at the Closing, and no Event of Default or Incipient Default then shall exist.

                 4.1.6 OPINIONS OF COUNSEL; DIRECTION FOR DELIVERY. FINOVA shall have received (i) an opinion dated the Closing Date from Sachnoff & Weaver, Ltd., special counsel to the Obligors, addressed to FINOVA, as a Lender and as Agent, in such form and covering such matters as FINOVA may require and (ii) a copy of the letter from Borrowers addressed to the counsel described in clause (i), in form and substance satisfactory to FINOVA, directing such counsel to deliver to FINOVA the foregoing opinion.

                 4.1.7 APPROVAL OF INSTRUMENTS AND SECURITY INTERESTS. FINOVA shall have received evidence that the approval or consent shall have been obtained from all Governmental Bodies and all other Persons whose approval or consent is required to enable (i) each Obligor to enter into and perform their respective obligations under the Instruments to which each such Person is a party and (ii) each Obligor to grant to Agent the Security Interests contemplated in the Instruments to which such Obligor is a party.

                 4.1.8 SECURITY INTERESTS. All filings of Uniform Commercial Code financing statements, all recordings of the Mortgages and all other filings and actions necessary to perfect and maintain the Security Interests as first, valid and perfected Liens in the Property covered thereby, subject only to Permitted Prior Liens, shall have been filed or taken and FINOVA shall have received such UCC, state and federal tax Lien, pending suit, judgment and other Lien searches as it deems necessary to confirm the foregoing.

                 4.1.9    FINANCIAL STATEMENTS, REPORTS AND PROJECTIONS.
         FINOVA shall have received (i) the statements of income and balance sheets for Borrowers for the year ended December 31, 1995 and the nine month period ended September 30, 1996, accompanied by a certificate of Borrowers certifying that such statements of income and balance sheets present fairly in all material respects the financial condition of Borrowers for such periods, (ii) such other financial statements relating to the operations of Borrowers as FINOVA shall request and
         (iii) pro-forma balance sheets and operating projections for Borrowers.

                 4.1.10 MATERIAL ADVERSE CHANGE. No event shall have occurred since September 30, 1996 which has had or reasonably could be expected to have a Material Adverse Effect.

                 4.1.11 PROCEEDINGS AND DOCUMENTS. All corporate, limited liability company and other proceedings in connection with the transactions contemplated by the Instruments and all documents and instruments incident to such transactions shall be reasonably satisfactory to FINOVA, and FINOVA shall have received all such counterpart originals or certified or other copies as FINOVA may reasonably request.

                 4.1.12 USE OF ASSETS. FINOVA shall be reasonably satisfied that Borrowers at all times shall be entitled to the use and quiet enjoyment of all Property necessary for the continued ownership and operation of the Security Monitoring Business conducted by Borrowers, including, without limitation, the use of equipment, fixtures, licenses, offices and means of ingress and egress thereto, and any easements or rights-of-way necessary to reach any equipment or other items necessary for the operation of such Security Monitoring Business.

                 4.1.13 BROKER FEES. If the services of a broker or other agent have been used in connection with the Loan, all fees owed to such broker or agent shall have been paid by Borrowers and FINOVA shall have received evidence of such payment.

                 4.1.14 LANDLORD CONSENT AND WAIVER. FINOVA shall have received a Landlord Consent and Waiver from each Landlord under each Lease designated by Agent.

                 4.1.15 INSURANCE. At least three Business Days prior to the Closing Date Borrowers shall have delivered to FINOVA evidence satisfactory to FINOVA that all insurance coverage required pursuant to Section 6.6 is in full force and effect and all premiums then due thereon have been paid in full.

                 4.1.16 ENVIRONMENTAL AUDIT. At the request of Agent, Agent shall have received an Environmental Audit with respect to any real estate which is the subject of a Lease.

                 4.1.17 EXISTING INDEBTEDNESS. FINOVA shall have received evidence that all existing Indebtedness for Borrowed Money has been paid in full or will be paid in full concurrently with the Closing, except the (i) Permitted Senior Indebtedness, (ii) Subordinated Debt and (iii) Dealer Holdback Debt.

                 4.1.18 PAYMENT OF FEES AND EXPENSES. Borrowers shall have paid the Loan Fee and all fees and expenses described in subsection
         11.1.1 incurred in connection with the Loan.

                 4.1.19 SECURITY MONITORING CONTRACTS. FINOVA shall have received a certified copy of the assignment assigning all the Security Monitoring Contracts owned by SAI to MSG prior to or on the Closing Date.

                 4.1.20   UL CERTIFICATIONS.  Agent shall have received

         (i) certified copies of the UL Certifications which are necessary for the operation of Borrowers' Security Monitoring Business and (ii) evidence that (A) such UL certifications are in full force and effect as of the Closing Date and (B) no event has occurred which could result in the termination, revocation or non-renewal of any such UL Certification.

                 4.1.21 ALARM LICENSES. Agent shall have received (i) certified copies of the Alarm Licenses which are necessary for the operation of Borrowers' Security Monitoring Business and (ii) evidence that (A) such Alarm Licenses are in full force and effect as of the Closing Date and (B) no event has occurred which could result in the termination, revocation or non-renewal of any such Alarm License.

                 4.1.22 COVENANT LEVERAGE RATIO. Agent shall have received evidence that the Covenant Leverage Ratio does not exceed 3.75:1 as calculated as of the quarter ended September 30, 1996.

                 4.1.23 RMR. Agent shall have received evidence that the Total Debt as of the Closing Date does not exceed the sum of (i) 22 times the RMR for Security Monitoring Contracts which are owned by Borrowers on the Closing Date and (ii) 12 times the RMR for Central Station Contracts which are owned by Borrowers on the Closing Date.

         4.2 ACQUISITIONS. The right of any Borrower to make a Funded Acquisition shall be subject to the satisfaction of all of the following conditions in a manner reasonably satisfactory to Agent:

                 4.2.1 CONSUMMATION OF ACQUISITIONS. Prior to or concurrently with each Acquisition Closing, Agent shall have received evidence that (i) such Acquisition is in accordance with the terms of the applicable Acquisition Instruments with such modifications as are reasonably satisfactory to Agent, (ii) the Borrower consummating such Acquisition shall have acquired, or will acquire concurrently with the Acquisition Closing, good and marketable title to all of the Property which is being purchased pursuant to such Acquisition Instruments, free and clear of all Liens and Indebtedness, except the Dealer Holdback Debt.

                 4.2.2 DELIVERY OF DOCUMENTS. The following shall have been delivered to Agent, each duly authorized and executed where applicable:

                          (a)     the Acquisition Loan Instruments;

                          (b)     such certificates of incumbency,
                 good-standing and corporate and limited liability company resolutions as Agent may reasonably require in connection with such Acquisition;

                          (c) certified or executed original copies of each of the following, the terms and conditions of all of which shall be reasonably satisfactory to Agent:

                                  (i)      the applicable Acquisition
                                           Instruments; and

                                  (ii)     the Leases assumed or entered into
                                           by any Borrower in connection with
                                           such Acquisition; and

                          (d)     such other instruments, documents,
                 certificates, consents, waivers and opinions as Agent may reasonably require.

                 4.2.3 FINANCIAL STATEMENTS, REPORTS AND PROJECTIONS. Agent shall have received such financial statements, reports and projections with respect to the operation of the business which is the subject of the Acquisition as Agent may reasonably require.

                 4.2.4 COMPLIANCE WITH APPLICABLE RATIO. After giving effect to such Acquisition, the Adjusted Leverage Ratio shall not exceed the Applicable Ratio as calculated as of the most recent month preceding the date of closing of such Acquisition for which Borrowers have delivered to Lenders the financial statements and other information reasonably necessary to enable Lenders to make such calculation, provided that such delivery shall occur not less than 30 days prior to such date of closing.

                 4.2.5 MAXIMUM TIMES RMR. The Adjusted Total Debt as of the requested Funding Date shall not exceed the sum of (i) 22 times the RMR for Security Monitoring Contracts which are (A) the subject of the Acquisition and (B) owned by Borrowers prior to the consummation of such Acquisition, and (ii) 12 times the RMR for Central Station Contracts which are (A) the subject of the Acquisition and (B) owned by Borrowers prior to the consummation of such Acquisition, in each case as of the most recent month preceding the date of closing of such Acquisition for which Borrowers have delivered to Lenders the financial statements and other information reasonably necessary to enable Lenders to make such calculation, provided that such delivery shall occur not less than 30 days prior to such date of closing.

                 4.2.6 OPINIONS OF COUNSEL. Agent shall have received such opinions of counsel as Agent reasonably may require in connection with such Acquisition and the Liens to be granted to Agent upon the Property acquired in connection therewith.

                 4.2.7 UL CERTIFICATIONS. With respect to any Central Station Business which is the subject of such Acquisition, Agent shall have received evidence that such Borrower has acquired, or will acquire concurrently with the Acquisition Closing, the UL Certification necessary for the operation of such Central Station Business.

                 4.2.8 ALARM LICENSES. Agent shall have received (i) certified copies of the Alarm Licenses which are necessary to own or operate the Property which is the subject of such Acquisition and (ii) evidence that (A) the transfer or assignment of such Alarm Licenses to the applicable Borrower is final, (B) such Alarm Licenses are in full force and effect as of the Acquisition Closing Date and (C) no event has occurred which could reasonably be expected to result in the termination, revocation or non-renewal of any such Alarm License.

                 4.2.9 SECURITY INTEREST. Agent shall have received evidence that it has or will acquire upon the Acquisition Closing Date a perfected first lien on all of the Property which is the subject of such Acquisition, subject only to Permitted Prior Liens.

                 4.2.10 ENVIRONMENTAL AUDIT. Agent shall have received an Environmental Audit with respect to any real estate which is being acquired by any Borrower pursuant to such Acquisition and, at the request of Agent, any real estate which is the subject of a Lease which is being assumed or entered into by such Borrower in connection with such Acquisition.

                 4.2.11 INSURANCE; SURVEY. Borrower shall deliver to Agent such title insurance and surveys with respect to each parcel of real estate being acquired in connection with such Acquisition.

                 4.2.12 PAYMENT OF FEES. Borrowers shall have paid all fees and expenses described in subsection 11.1.1 incurred in connection with such Acquisition and any Advance made in connection therewith.

                 4.2.13 ACQUISITION OF A CENTRAL STATION BUSINESS. If the subject of the Acquisition is a Central Station Business, SACC, ASMS or a Permitted Subsidiary are the only Persons permitted to consummate such Acquisition.

                 4.2.14 ACQUISITION OF SECURITY MONITORING CONTRACTS. If the subject of the Acquisition is Security Monitoring Contracts, MSG shall be the Borrower making such Acquisition.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         Each Borrower represents and warrants to Agent and Lenders as follows:

         5.1 EXISTENCE AND POWER. SAI and each of the Holding Companies is a corporation duly formed and validly existing under the laws of the State of Delaware. SACC is a limited liability company duly formed and validly existing under the laws of the State of Michigan. MSG is a limited liability company duly formed and validly existing under the laws of the State of Delaware. ASMS is a limited liability company duly formed and validly existing under the laws of the State of Illinois. Each Obligor is in good standing and qualified to transact business in each jurisdiction in which the failure so to qualify could have a Material Adverse Effect. Each Obligor has all requisite power and authority to own its Property and to carry on its business as now conducted and as proposed to be conducted following the Closing Date.

         5.2 AUTHORITY. Each Obligor has full power and authority to enter into, execute, deliver and carry out the terms of the Instruments to which it is a party and to incur the obligations provided for therein, all of which have been duly authorized by all proper and necessary action and are not prohibited by the organizational instruments of such Obligor.

         5.3     CAPITAL STOCK, MEMBERSHIP INTERESTS AND RELATED MATTERS.

                 5.3.1 CAPITALIZATION. There is set forth in EXHIBIT 5.3.1 a complete description of the Capital Stock and the Membership Interests. The Capital Stock and the Membership Interests are validly issued, fully paid and non-assessable, and have been issued and sold in compliance with all applicable federal and state laws, rules and regulations, including, without limitation, all so-called "Blue-Sky" laws.

         The Capital Stock and the Membership Interests are owned beneficially and of record by the Persons and in the respective percentages set forth on EXHIBIT 5.3.1, and are free and clear of all Liens except the Security Interests.

                 5.3.2 RESTRICTIONS. Except as set forth on EXHIBIT 5.3.2, no Obligor (i) is a party to or has knowledge of any agreements restricting the transfer of the Capital Stock or the Membership Interests, except the Loan Instruments, (ii) has issued any rights which can be convertible into or exchangeable or exercisable for any of such Obligor's capital stock or membership interests, or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any of such Obligor's capital stock or membership interests or any securities convertible into or exchangeable or exercisable for any of such Obligor's capital stock or membership interests and (iii) is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of such Obligor's capital stock or membership interests or any convertible rights or options. No Obligor is required to file or has filed, pursuant the Securities Act of 1933 or Section 12 of the Securities Exchange Act of 1934, as amended, a registration statement relating to any class of debt or equity securities.

         5.4 BINDING AGREEMENTS. This Loan Agreement and the other Instruments, when executed and delivered, will constitute the valid and legally binding obligations of each Obligor to the extent such Obligor is a party thereto, enforceable against such Obligor in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally, and (ii) equitable principles (whether or not any action to enforce such document is brought at law or in equity).

         5.5     BUSINESS AND PROPERTY OF BORROWERS.

                 5.5.1 BUSINESS AND PROPERTY. Each Borrower is the owner of all Property and the holder of all UL Certifications, Alarm Licenses, Central Station Contracts and Security Monitoring Contracts necessary to conduct such Borrower's Security Monitoring Business in the places where it is now conducted. All of such UL Certifications, Alarm Licenses, Central Station Contracts and Security Monitoring Contracts are in full force and effect and no invalidity, default or breach exists thereunder. There is set forth in EXHIBIT 5.5.1 a description of all UL Certifications and Alarm Licenses which have been issued to any Borrower. Borrowers do not engage or propose to engage in any business or activity other than the Security Monitoring Business.

                 5.5.2 FACILITY SITES. There is set forth in EXHIBIT 5.5.2 the location of the chief executive office of each Borrower and the locations all central station monitoring operations, offices and other Property used in the operation of each Borrower's Security Monitoring Business.

                 5.5.3 LEASES. There is set forth in EXHIBIT 5.5.3 a list of all leases of real property under which any Borrower is the lessee, together with a complete and accurate address and legal description of each such parcel of Leasehold Property and the current Landlord under each Lease. Each Lease is in full force and effect, there has been no material default in the performance of any of its terms or conditions by any party thereto, and no claims of default have been asserted with respect thereto. To the best knowledge of Borrowers, the present and contemplated use of the Leasehold Property is in material compliance with all applicable zoning ordinances and regulations and other laws and regulations.

                 5.5.4 REAL ESTATE. There is set forth in EXHIBIT 5.5.4 a complete and accurate address and legal description of each parcel of real property owned by any Borrower, together with the tax identification numbers applicable thereto. To the best knowledge of Borrowers, the present and contemplated use of the real estate is in material compliance with all applicable zoning ordinances and regulations and other laws and regulations.

                 5.5.5 OPERATION AND MAINTENANCE OF EQUIPMENT. To the best knowledge of each Borrower, no Person owning or operating any equipment necessary for the operation of Borrowers' Security Monitoring Business has used, operated or maintained the same in a manner which now or hereafter could result in the cancellation or termination of the right of any

         Borrower to use or make use of the same or which could result in any material liability of any Borrower for damages in connection therewith. All of the equipment and other tangible personal property owned by each Borrower on the Closing Date is, in all material respects, in good operating condition and repair (subject to normal wear and tear) and has to the best knowledge of each Borrower, been used, operated and maintained in substantial compliance with all applicable laws, rules and regulations.

         5.6 TITLE TO PROPERTY; LIENS. Upon the Closing each Borrower shall have (i) good and marketable title to all of its Property, except (A) any UL Certification which cannot be transferred without the consent of a Governmental Body and (B) the portion thereof consisting of a leasehold estate and (ii) a valid leasehold estate in each portion of its Property which consists of a leasehold estate. Upon the Closing, all of such Property shall be free and clear of all Liens, except Permitted Liens. Upon the proper filing with the appropriate Governmental Bodies of the Mortgages and appropriate Uniform Commercial Code financing statements, the applicable Loan Instruments will create valid and perfected Liens in the Property described therein, subject only to Permitted Prior Liens.

         5.7     PROJECTIONS AND FINANCIAL STATEMENTS.

                 5.7.1 FINANCIAL STATEMENTS. Borrowers have delivered to FINOVA the financial statements described in EXHIBIT 5.7.1 pertaining to Borrowers' Security Monitoring Business. Such financial statements present fairly in all material respects the results of operations of Borrowers' Security Monitoring Business for the periods covered thereby and the financial condition of Borrowers' Security Monitoring Business as of the dates indicated therein. All of such financial statements have been prepared in conformity with GAAP. Since September 30, 1996, there has been no change which has had a Material Adverse Effect. Borrowers also have delivered to FINOVA a pro-forma balance sheet as of the Closing Date. Such pro-forma balance sheet, which assumes the consummation of the transactions contemplated by the Loan Instruments, presents fairly in all material respects the anticipated financial condition of Borrowers as of the Closing Date.

                 5.7.2 PROJECTIONS. Borrowers have delivered to FINOVA the projections described in EXHIBIT 5.7.2 of the future operations of Borrowers. Such projections represent the best estimates of Borrowers as of the Closing Date of Borrowers' future financial performance.

         5.8 LITIGATION. There is set forth in EXHIBIT 5.8 a description of all actions and suits, arbitration proceedings and claims pending or, to the best knowledge of Borrowers, threatened against any Obligor or maintained by any Obligor at law or in equity or before any Governmental Body. None of the matters set forth in such EXHIBIT 5.8, if adversely determined, could have a Material Adverse Effect.

         5.9 DEFAULTS IN OTHER AGREEMENTS; CONSENTS; CONFLICTING AGREEMENTS. No Borrower is in default under any agreement to which such Borrower is a party or by which such Borrower or any of the Property of such Borrower is bound, the effect of which default could have a Material Adverse Effect. No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Body or any other Person which has not already been obtained, taken or filed, as applicable, is required (i) for the due execution, delivery or performance by any Borrower of any of the Loan Instruments to which such Borrower is a party or (ii) as a condition to the validity or enforceability of any of the Loan Instruments to which any Borrower is a party or any of the transactions contemplated thereby or the priority of the Security Interests, except for certain filings to establish and perfect the Security Interests. No provision of any material mortgage, indenture, contract, agreement, statute, rule, regulation, judgment, decree or order binding on any Borrower or affecting the Property of any Borrower conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance of the terms of any of the Loan Instruments or affect the validity or priority of the Security Interests. The execution, delivery or performance of the terms of the Loan Instruments will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon the Property of Borrowers pursuant to the terms of any such material mortgage, indenture, contract or agreement, other than the Loan Instruments.

         5.10 TAXES. Each Borrower has filed all tax returns required to be filed, and has paid, or made adequate provision for the payment of, all taxes shown to be due and payable on such returns or in any assessments made against any such Person, and no tax Liens have been filed and no claims are being asserted in respect of such taxes which are required by GAAP to be reflected in the financial statements of any Borrower and are not so reflected therein. The charges, accruals and reserves on the books of each Borrower with respect to all federal, state, local and other taxes are considered by the management of such Borrower to be adequate, and there is no unpaid assessment which is or might be due and payable by any Borrower or create a Lien against any Borrower's Property, except such assessments as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP. None of the tax returns of any Borrower are under audit.

         5.11 COMPLIANCE WITH APPLICABLE LAWS. No Borrower is in default in respect of any judgment, order, writ, injunction, decree or decision of any Governmental Body, which default would have a Material Adverse Effect. Except as otherwise provided herein, each Borrower is in compliance in all material respects with all applicable statutes and regulations, including, without limitation, all laws, statutes and regulations relating to UL Certification, all Environmental Laws, ERISA, ADA and all laws and regulations relating to unfair labor practices, equal employment opportunity and employee safety, of all Governmental Bodies, a violation of which could have a Material Adverse Effect. No material condemnation, eminent domain or expropriation has been commenced or, to the best knowledge of Borrowers, threatened against the Property which Borrowers will own upon the Closing.

         5.12 PATENTS, TRADEMARKS, FRANCHISES, AGREEMENTS. Upon the Closing, Borrowers will own, possess or have the right to use all patents, trademarks, service marks, tradenames, copyrights, franchises and rights with respect thereto, necessary for the conduct of Borrowers' Security Monitoring Business as proposed to be conducted by Borrowers after the Closing Date, without any known conflict with the rights of others and, in each case, free of any Liens.

         5.13 ENVIRONMENTAL MATTERS. Each Borrower is in compliance with all applicable Environmental Laws and no portion of the Leasehold Property has been used as a land fill. There currently are not any known Hazardous Materials generated, manufactured, released, stored, buried or deposited over, beneath, in or on (or used in the construction and/or renovation of) the Leasehold Property in violation of applicable Environmental Laws which could have a Material Adverse Effect.

         5.14 APPLICATION OF CERTAIN LAWS AND REGULATIONS. No Borrower or Affiliate of any Borrower is:

                 5.14.1 INVESTMENT COMPANY ACT. An "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                 5.14.2 HOLDING COMPANY ACT. A "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                 5.14.3 FOREIGN OR ENEMY STATUS. (i) An "enemy" or an "ally of an enemy" within the meaning of Section 2 of the Trading with the Enemy Act, (ii) a "national" of a foreign country designated in Executive Order No. 8389, as amended, or of any "designated enemy country" as defined in Executive Order No. 9095, as amended, of the President of the United States of America, in each case within the meaning of such Executive Orders, as amended, or of any regulation issued thereunder, (iii) a "national of any designated foreign country" within the meaning of the Foreign Assets Control Regulations or of the Cuban Assets Control Regulations of the United States of America (Code of Federal Regulations, Title 31, Chapter V, Part 515, Subpart B, as amended), or (iv) an alien or a representative of any alien or foreign government within the meaning of Section 310 of Title 47 of the United States Code.

                 5.14.4 REGULATIONS AS TO BORROWING. Subject to any statute or regulation which regulates the incurrence of any Indebtedness for Borrowed Money, including, without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

         5.15 MARGIN REGULATIONS. None of the transactions contemplated by this Loan Agreement or any of the other Loan Instruments, including the use of the proceeds of the Loan, will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X, and no Borrower owns or intends to carry or purchase any "margin security" within the meaning of such Regulation U or G.

         5.16 OTHER INDEBTEDNESS. Upon the Closing, no Borrower will have any Indebtedness for Borrowed Money, except (i) Borrowers' Obligations, (ii) Permitted Senior Indebtedness permitted to exist as of the Closing Date pursuant to this Loan Agreement, (iii) the Subordinated Debt and (iv) the Dealer Holdback Debt. There is set forth in EXHIBIT 5.16 a true, correct and complete copy of the Dealer Holdback Report dated as of November 30, 1996.

         5.17 NO MISREPRESENTATION. Neither this Loan Agreement nor any other Loan Instrument, certificate, information or report furnished or to be furnished by or on behalf of any Borrower to Agent or any Lender in connection with any of the transactions contemplated hereby or thereby, contains or will contain a misstatement of material fact, or omits or will omit to state a material fact required to be stated in order to make the statements contained herein or therein, taken as a whole, not misleading in the light of the circumstances under which such statements were made. There is no fact, other than information known to the public generally, known to or reasonably foreseen by Borrowers after diligent inquiry, that would be expected to have a Material Adverse Effect that has not expressly been disclosed to FINOVA in writing.

         5.18 EMPLOYEE BENEFIT PLANS.

                 5.18.1 NO OTHER PLANS. Neither any Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plan other than those identified on EXHIBIT
         5.18.1. Borrowers have provided Agent accurate and complete copies of all contracts, agreements and documents described on EXHIBIT 5.18.1.

                 5.18.2 ERISA AND CODE COMPLIANCE AND LIABILITY. Each Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA with respect to all Employee Benefit Plans except where failure to comply would not result in a material liability to any Borrower and except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code, except for any amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. No material liability has been incurred by any Borrower or ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan.

                 5.18.3 FUNDING. No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been insured (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has any Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by
         Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under
         Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C), 4063(a) or 4068 of ERISA with respect to any Pension Plan.

                 5.18.4 PROHIBITED TRANSACTIONS AND PAYMENTS. Neither any Borrower nor any ERISA Affiliate has: (i) engaged in a nonexempt "prohibited transaction" as such term is defined in Section 406 of ERISA or Section 4975 of the Code; (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid; (iii) failed to make a required contribution or payment to a Multiemployer Plan; or
         (iv) failed to make a required installment or other required payment under Section 412 of the Code.

                 5.18.5 NO TERMINATION EVENT. No Termination Event has occurred or is reasonably expected to occur.

                 5.18.6 ERISA LITIGATION. No material proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of Borrowers, threatened concerning or involving any (i) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by any Borrower, or any ERISA Affiliate,
         (ii) Pension Plan or (iii) Multiemployer Plan.

         5.19    EMPLOYEE MATTERS.

                 5.19.1 COLLECTIVE BARGAINING AGREEMENTS; GRIEVANCES. (i) None of the employees of any Borrower is subject to any collective bargaining agreement, (ii) no petition for certification or union election is pending with respect to the employees of any Borrower and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Borrower and (iii) there are no strikes, slowdowns, work stoppages, unfair labor practice complaints, grievances, arbitration proceedings or controversies pending or, to the best knowledge of Borrowers, threatened against any Borrower by any Borrower's employees, other than employee grievances or controversies arising in the ordinary course of business that could not in the aggregate be expected to have a Material Adverse Effect.

                 5.19.2 CLAIMS RELATING TO EMPLOYMENT. Neither any Borrower nor, to Borrower's best knowledge, any partner, shareholder or employee of any Borrower, is subject to any employment agreement or non-competition agreement with any former employer or any other Person which agreement would have a Material Adverse Effect due to (i) any information which such Borrower would be prohibited from using under the terms of such agreement or (ii) any legal considerations relating to unfair competition, trade secrets or proprietary information.

         5.20 BURDENSOME OBLIGATIONS. After giving effect to the transactions contemplated by the Loan Instruments, (i) neither Borrower (A) will be a party to or be bound by any franchise, agreement, deed, lease or other instrument, or be subject to any restriction, which is so unusual or burdensome so as to cause, in the foreseeable future, a Material Adverse Effect and (B) intends to incur, or believes that it will incur, debts beyond its ability to pay such debts as they become due, and (ii) each Borrower (A) owns and will own Property, the fair saleable value of which is (I) greater than the total amount of its liabilities (including contingent liabilities) and (II) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured, and (B) has and will have capital that is not unreasonably small in relation to its business as presently conducted and as proposed to be conducted. No Borrower presently anticipates that future expenditures needed to meet the provisions of federal or state statutes, orders, rules or regulations will be so burdensome so as to have a Material Adverse Effect.

         5.21 SECURITY MONITORING CONTRACTS AS OF CLOSING DATE. As of the Closing Date, Borrowers in the aggregate own not less than 13,500 Security Monitoring Contracts. The number of Security Monitoring Contracts owned by each Borrower as of November 30, 1996 is set forth on EXHIBIT 5.21.

         5.22 CENTRAL STATION CONTRACTS AS OF CLOSING DATE. As of the Closing Date, Borrowers in the aggregate monitor not less than 54,500 Central Station Contracts. The number of Central Station Contracts monitored by each Borrower as of November 30, 1996 is set forth on EXHIBIT 5.22.

         5.23 HOLDING COMPANIES. the Holding Companies do not engage in any business other than the ownership of the MSG Membership Interests.


                                   ARTICLE VI

                             AFFIRMATIVE COVENANTS

         Until all of Borrowers' Obligations are paid and performed in full each Borrower agrees that it will:

         6.1 LEGAL EXISTENCE; GOOD STANDING. Maintain its existence and its good standing in the jurisdiction of its formation and its qualification in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect, and in any event in each jurisdiction in which any portion of the System owned or operated by such Borrower is located.

         6.2 INSPECTION. Permit representatives of Agent and Lenders, upon two Business Days prior notice if no Event of Default exists, or at any time if any Event of Default exists, to (i) visit its offices, (ii) examine its books and records and Accountants' reports relating thereto, (iii) make copies or extracts therefrom, (iv) discuss its affairs with its employees, (v) examine and inspect its Property and (vi) meet and discuss its affairs with the Accountants, and such Accountants, as a condition to their retention by such Borrower, are hereby irrevocably authorized by such Borrower to fully discuss and disclose all such affairs with Agent and Lenders (the foregoing items (i) through (vi) hereinafter are referred to collectively as an "Inspection"). Notwithstanding the foregoing, if no Event of Default exists, Agent shall not
(A) conduct an Inspection more than once a quarter and (B) charge the Borrowers more than $2,000 on account of such Inspection. For purposes of this Section 6.2, Agent agrees to comply with the rules and regulations with respect to UL Certifications.

         6.3 FINANCIAL STATEMENTS AND OTHER INFORMATION. Maintain a standard system of accounting in accordance with GAAP and furnish to each
Lender:

                 6.3.1 MONTHLY STATEMENTS. As soon as available and in any event within 30 days after the close of each month:

                          (a) the consolidated balance sheet of Obligors and the consolidating balance sheet for each Borrower as of the end of such month,

                          (b) the consolidated statements of operations and Operating Cash Flow of Obligors and the consolidating statements of operations and Operating Cash Flow of each Borrower for such month and for the period from the beginning of the then current year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding year, and

                          (c) a report providing the following information as of the end of such month: (i) the number of Security Monitoring Contracts owned by each Borrower; (ii) the number of Central Station Contracts monitored by each Borrower; and
                 (iii) the RMR for the Security Monitoring Contracts and Central Station Contracts.

         all in reasonable detail, containing such information as Lenders reasonably may require, and certified by the Chief Financial Officer of such Borrower as complete and correct, subject to normal year-end adjustments.

                 6.3.2 QUARTERLY AGINGS. As soon as available and in any event within 45 days after the close of each quarter of each year, an aging of each Borrower's outstanding accounts payable and accounts receivable as of the end of such quarter, all in reasonable detail, containing such information as Lenders reasonably may require, and certified by the Chief Financial Officer of such Borrower as complete and correct, subject to normal year-end adjustments.

                 6.3.3 ANNUAL STATEMENTS. As soon as available and in any event within 120 days after the close of each year:

                          (a) the consolidated balance sheet of Obligors as of the end of such year and the consolidated statements of operations, cash flows, shareholders' equity or members' equity of Obligors for such year (collectively, the "Basic Financial Statements"), the consolidating balance sheet of each Borrower as of the end of such year, the consolidated statements of operations, cash flows and shareholders' equity or members' equity, as applicable, of Obligors for such year and the consolidated and consolidating statements of Operating Cash Flow and Excess Cash Flow of Obligors for such year, setting forth in each case in comparative form the corresponding figures for the preceding year,

                          (b) an opinion of the Accountants which shall accompany the Basic Financial Statements, which opinion shall be unqualified as to going concern and scope of audit, stating that (i) the examination by the Accountants in connection with such Basic Financial Statements has been made in accordance with generally accepted auditing standards, (ii) such Basic Financial Statements have been prepared in conformity with GAAP and in a manner consistent with prior periods, and (iii) such Basic Financial Statements fairly present in all material respects the financial position and results of operations of Borrowers, and

                          (c) a letter from the Accountants stating that the statements of Operating Cash Flow and Excess Cash Flow were computed in accordance with the requirements of this Loan Agreement.

                 6.3.4 COMPLIANCE CERTIFICATES. The financial statements described in subsections 6.3.1, 6.3.2 and 6.3.3 shall be accompanied by a Compliance Certificate.

                 6.3.5 ACCOUNTANTS' CERTIFICATE. Simultaneously with the delivery of the certified Basic Financial Statements required by subsection 6.3.3, copies of a certificate of the Accountants stating that (i) they have checked the computations delivered by Borrowers in compliance with subsection 6.3.3, and (ii) in making the examination necessary for their audit of the Basic Financial Statements of Borrowers for such year, nothing came to their attention of a financial or accounting nature that caused them to believe that (A) Borrowers were not in compliance with the terms, covenants, provisions or conditions of any of the Loan Instruments, or (B) there shall have occurred any condition or event which would constitute an Event of Default, or, if so, specifying in such certificate all such instances of non-compliance and the nature and status thereof.

                 6.3.6 AUDIT REPORTS. Promptly upon receipt thereof, a copy of each report, other than the reports referred to in subsection 6.3.3, including any so-called "Management Letter" or similar report, submitted to Borrowers by the Accountants in connection with any annual, interim or special audit made by the Accountants of the books of Borrowers.

                 6.3.7 BUSINESS PLANS. Before the end of each year, a business plan for the following year setting forth in reasonable detail the projected operations budget of the System for such year and such other information as Lenders reasonably may request, for such following year.

                 6.3.8 NOTICE OF DEFAULTS; LOSS. Prompt notice if: (i) any Indebtedness of any Borrower is declared or shall become due and payable prior to its declared or stated maturity, or called and not paid when due, (ii) an event has occurred that enables the holder of any note, or other evidence of such Indebtedness, certificate or security evidencing any such Indebtedness of any Borrower to declare such Indebtedness due and payable prior to its stated maturity, (iii) there shall occur and be continuing an Incipient Default or Event of Default, accompanied by a statement setting forth what action Borrowers propose to take in respect thereof, or (iv) any event shall occur which has a Material Adverse Effect, including the amount or the estimated amount of any loss or depreciation or adverse effect.

                 6.3.9  NOTICE OF SUITS, ADVERSE EVENTS.  Prompt notice of:
         (i) any citation, summons, subpoena, order to show cause or other order naming any Borrower a party to any proceeding before any Governmental Body which might reasonably be expected to have a Material Adverse Effect and include with such notice a copy of such citation, summons, subpoena, order to show cause or other order, (ii) any lapse or other termination of any UL Certification, Alarm License, license, permit, franchise, agreement or other authorization issued to any Borrower by any Governmental Body or any other Person that is material to the operation of Borrowers' Security Monitoring Business, (iii) any refusal by any Governmental Body or any other Person to renew or extend any such UL Certification, Alarm License, license, permit, franchise, agreement or other authorization and (iv) any dispute between Borrowers and any Governmental Body or any other Person, which lapse, termination, refusal or dispute referred to in clauses (ii) and (iii) above or in this clause (iv) could reasonably be expected to have a Material Adverse Effect.

                 6.3.10 REPORTS TO SHAREHOLDERS, MEMBERS, CREDITORS AND GOVERNMENTAL BODIES.

                          (a) Promptly upon becoming available, copies of all financial statements, reports, notices and other statements sent or made available generally by any Borrower to such Borrower's shareholders or members to the extent the same contain any information not included in any financial statements previously furnished to Lenders pursuant to subsections 6.3.1, 6.3.2 or 6.3.3, of all regular and periodic reports and all registration statements and prospectuses filed by any Borrower with any securities exchange or with the Securities and Exchange Commission or any Governmental Body succeeding to any of its functions, and of all statements generally made available by each Borrower or others concerning material developments in the business of any Borrower.

                          (b) Promptly upon becoming available, copies of any periodic or special reports filed by any Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of such Borrower, or if copies thereof are requested by Lender, and copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Borrower.

                 6.3.11  ERISA NOTICES AND REQUESTS.

                          (a) With reasonable promptness, and in any event within 25 Business Days after occurrence of any of the following, Borrowers will give notice of and/or deliver to Agent copies of: (i) the establishment of any new Pension Plan or Multiemployer Plan; (ii) the commencement of contributions to any Pension Plan or Multiemployer Plan to which any Borrower or any of its ERISA Affiliates was not previously contributing or any increase in the benefits of any existing Pension Plan or Multiemployer Plan; (iii) each funding waiver request filed with respect to any Pension Plan and all communications received or sent by any Borrower or any ERISA Affiliate with respect to such request; and (iv) the failure of any Borrower or ERISA Affiliate to make a required installment or payment to a Pension Plan under Section 302 of ERISA or Section 412 of the Code by the due date.

                          (b) Promptly and in any event within 10 Business Days of becoming aware of the occurrence of or forthcoming occurrence of any (i) Termination Event or (ii) non-exempt "prohibited transaction", as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, Borrowers will deliver to Agent a notice specifying the nature thereof, what action the applicable Borrower has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

                          (c) With reasonable promptness but in any event within 10 Business Days after the occurrence of, or receipt of, any of the following, Borrowers will deliver to Agent copies of: (i) any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code; (ii) all notices received by any Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; (iii) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan; and (iv) all notices received by any Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. Borrowers will notify Agent in writing within two Business Days of any Borrower or any ERISA Affiliate that has filed a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

                 6.3.12  OTHER INFORMATION.

                          (a) Immediate notice of any change in the location of any Property of any Borrower which is material to or necessary for the continued operation of such Borrower's Security Monitoring Business, any change in the name of any Borrower, any sale or purchase of Property outside the regular course of business of any Borrower, and any change in the business or financial affairs of any Borrower, which change would have a Material Adverse Effect.

                          (b) Promptly upon request therefor, such other information and reports relating to the past, present or future financial condition, operations, plans and projections of Borrowers as Lenders reasonably may request from time to time.

         6.4 REPORTS TO GOVERNMENTAL BODIES AND OTHER PERSONS. Timely file all material reports, applications, documents, instruments and information required to be filed pursuant to all rules, regulations or requests of any Governmental Body or other Person having jurisdiction over the operation of Borrowers' Security Monitoring Business, including, but not limited to, such of the Loan Instruments as are required to be filed with any such Governmental Body or other Person pursuant to applicable rules and regulations promulgated by such Governmental Body or other Person.

         6.5 MAINTENANCE OF UL CERTIFICATIONS, ALARM LICENSES, LICENSES, FRANCHISES AND OTHER AGREEMENTS.

                 6.5.1    MAINTENANCE OF UL CERTIFICATIONS AND ALARM LICENSES.

                 Maintain in full force and effect at all times, and apply in a timely manner for renewal of, all UL Certifications and Alarm Licenses necessary for the operation of Borrowers' Security Monitoring Business, the loss of any of which would have a Material Adverse Effect, and deliver to Agent (i) at least 30 days prior notice of the proposed amendment of any of such UL Certifications and Alarm Licenses and (ii) (A) evidence of the filing of any application for renewal of such UL Certifications and Alarm Licenses not less than the earlier of
         (x) 60 days prior to the expiration of such UL Certifications and Alarm Licenses or (y) the last day such application may be filed in accordance with applicable law and (B) copies of any petition or other document filed to deny or object to any such renewal application promptly after receipt thereof by Borrowers.

                 6.5.2    MAINTENANCE OF LICENSES, FRANCHISES AND AGREEMENTS.

                 Maintain in full force and effect at all times, and apply in a timely manner for renewal of licenses, franchises, trademarks, tradenames and agreements necessary for the operation of Borrowers' Security Monitoring Business, the loss of any of which would have a Material Adverse Effect, and deliver to Agent (i) at least 30 days prior notice of the proposed amendment of any of such licenses, franchises, trademarks, tradenames and agreements and (ii) (A) evidence of the filing of any application for renewal of such licenses, franchises, trademarks, tradenames and agreements not less than the earlier of (x) 60 days prior to the expiration of such licenses, license or franchise or (y) the last day such application may be filed in accordance with applicable law and (B) copies of any petition or other document filed to deny or object to any such renewal application promptly after receipt thereof by Borrowers.

         6.6     INSURANCE.

                 6.6.1 KEY MAN LIFE INSURANCE. Maintain in full force and effect at all times policies of insurance in such form and issued by such insurers as shall be reasonably acceptable to Agent, insuring the life of (i) Brannen in the amount of $2,000,000 and (ii) Davis in the amount of $500,000, and deliver to Agent, from time to time as Agent reasonably may request, evidence of compliance with this subsection 6.6.1.

                 6.6.2 BUSINESS INSURANCE. Maintain in full force and effect at all times Business Insurance as required by the insurance letter agreement between Borrowers and FINOVA, a copy of which is attached hereto as EXHIBIT 6.6.2, all of which shall be written by insurers and in amounts and forms reasonably satisfactory to Agent and otherwise comply with the terms of such insurance letter agreement, and deliver to Agent, from time to time as Agent reasonably may request, evidence of compliance with this subsection 6.6.2.

                 6.6.3 CLAIMS AND PROCEEDS. Each Borrower hereby directs all insurers under all policies of Business Insurance to pay all proceeds payable thereunder directly to Agent and each Borrower hereby authorizes Agent to collect all such proceeds. Each Borrower irrevocably appoints Agent (and all officers, employees or agents designated by Agent) as such Borrower's true and lawful attorney and agent in fact for the purpose of and with power to make, settle and adjust claims under such policies of insurance, endorse the name of such Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, and to make all determinations and decisions with respect to such policies of insurance. Each Borrower acknowledges that such appointment of Agent as its attorney and agent in fact is a power coupled with an interest and therefore is irrevocable. Each Borrower shall promptly notify Agent of any loss, damage, destruction or other casualty to the Collateral. The insurance proceeds received on account of any loss, damage, destruction or other casualty shall, at the option of Lenders, be (i) applied in reduction of Borrowers' Obligations in the following order of priority: (A) first, to the payment of any and all sums which are then due and payable pursuant to the terms of the Loan Instruments, other than the Principal Balance and accrued and unpaid interest thereon, (B) next, to accrued and unpaid interest on the Principal Balance and (C) then to the Principal Balance in the inverse order of the maturity of the installments thereof, or (ii) held by Agent and applied to pay for the cost of repair or replacement of the Collateral subject to such loss, damage, destruction or other casualty, in which event such proceeds shall be made available in the manner and under such conditions as Agent reasonably may require. Notwithstanding anything to the contrary contained in this subsection 6.6.3, if the amount of the proceeds from any loss, damage, destruction or other casualty to the Collateral reasonably is expected to be less than $100,000 and neither an Event of Default nor an Incipient Default then shall exist, Borrowers shall have the right to make, settle and adjust any claim regarding such proceeds and Agent shall collect such proceeds and make such proceeds available to Borrowers to pay for the repair or replacement of the Collateral which was the subject of such loss, damage, destruction or other casualty in the manner and under such terms and conditions as Agent reasonably may require. In the event the proceeds are to be applied to the repair or replacement of Collateral, the Collateral shall be repaired or replaced so as to be of at least equal value and substantially the same character as prior to such loss, damage, destruction or other casualty.

         6.7 FUTURE LEASES. Deliver to Agent, concurrently with the execution by any Borrower, as lessee, of any lease pertaining to real property,
(i) an executed copy thereof, (ii) at the option of Agent, either a leasehold mortgage upon or a collateral assignment of such lease in favor of Agent, in either case in a form reasonably acceptable to Agent, and (iii) a Landlord Consent and Waiver from the lessor under such lease.

         6.8 FUTURE ACQUISITIONS OF REAL PROPERTY. Deliver to Agent concurrently with the (i) execution by any Borrower of any contract relating to the purchase by such Borrower of real property, an executed copy of such contract and (ii) closing of the purchase of such real property, (A) a first mortgage or deed of trust in favor of Agent on such real property, in form and content satisfactory to Agent, (B) a lender's policy of title insurance, in such form and amount and containing such endorsements as shall be reasonably satisfactory to Agent, (C) an ALTA/ACSM survey of such real property and (D) such other documents and assurances with respect to such real property as Agent may require.

         6.9     ENVIRONMENTAL MATTERS.

                 6.9.1 COMPLIANCE. At all times comply with, and be responsible for, its obligations under all Environmental Laws applicable to the Leasehold Property, any parcel of real estate acquired in connection with an Acquisition and any other Property owned by such Borrower or used by such Borrower in the operation of its business. At its sole cost and expense, each Borrower shall (i) comply in all respects with (A) any notice of any violation or administrative or judicial complaint or order having been filed against such Borrower, any portion of the Leasehold Property, any parcel of real estate acquired in connection with an Acquisition or any other Property owned by such Borrower or used by such Borrower in the operation of its business alleging violations of any law, ordinance and/or regulation requiring such Borrower to take any action in connection with the release, transportation and/or clean-up of any Hazardous Materials, and (B) any notice from any Governmental Body or any other Person alleging that such Borrower is or may be liable for costs associated with a response or clean-up of any Hazardous Materials or any damages resulting from such release or transportation, or (ii) diligently contest in good faith by appropriate proceedings any demands set forth in such notices, provided (A) reserves in an amount satisfactory to Agent to pay the costs associated with complying with any such notice are established by such Borrower and (B) no Lien would or will attach to the Property which is the subject of any such notice as a result of any compliance by such Borrower which is delayed during any such contest. Promptly upon receipt of any notice described in the foregoing clause (i), Borrowers shall deliver to Agent a copy thereof.

                 6.9.2 CERTIFICATION. Deliver to Agent, not later than January 1 of each year, an Environmental Compliance Certificate.

         6.10 COMPLIANCE WITH LAWS. Comply with all laws, statutes and regulations relating to UL Certification and all other federal, state and local laws, ordinances, requirements and regulations and all judgments, orders, injunctions and decrees applicable to such Borrower and its operations, the failure to comply with which would have a Material Adverse Effect.

         6.11 TAXES AND CLAIMS. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any Property belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien (other than a Permitted Lien) upon the Property of such Borrower, provided that so long as no Lien has attached to the Property of any Borrower as a result of any of the foregoing, no Borrower shall be required by this
Section 6.11 to pay any such amount if the same is being contested diligently and in good faith by appropriate proceedings and as to which the applicable Borrower has set aside reserves on its books satisfactory to Agent.

         6.12 MAINTENANCE OF PROPERTIES. Maintain all of its Property necessary in the operation of such Borrower's Security Monitoring Business in good working order and condition.

         6.13 GOVERNMENTAL APPROVALS. Upon the exercise by Agent and/or Lenders of any power, right or privilege pursuant to the provisions of any of the Loan Instruments requiring any consent, approval or authorization of any Governmental Body (including, without limitation, transfers of UL Certifications), promptly execute and cause the execution of all applications, certificates, instruments and other documents that Agent and/or Lenders may reasonably be required to obtain for such consent, approval or authorization.

         6.14 NON-FUNDED ACQUISITION. Promptly after the consummation of each Non-Funded Acquisition, Borrowers shall notify Agent of the terms and conditions of such acquisition and provide Agent with any other information with respect thereto as Agent may reasonably request.


                                  ARTICLE VII

                               NEGATIVE COVENANTS

         Until all of Borrowers' Obligations are paid and performed in full, no Borrower shall:

         7.1 BORROWING. Create, incur, assume or suffer to exist any liability for Indebtedness for Borrowed Money except (i) Borrowers' Obligations, (ii) Permitted Senior Indebtedness, (iii) the Subordinated Debt and (iv) the Dealer Holdback Debt.

         7.2 LIENS. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except Permitted Liens.

         7.3 MERGER AND ACQUISITION. Consolidate with or merge with or into any Person, or acquire directly or indirectly all or substantially all of the capital stock, equity interests membership interests or Property of any Person, except Funded Acquisitions and Non-Funded Acquisitions.

         7.4 CONTINGENT LIABILITIES. Assume, guarantee, endorse, contingently agree to purchase, become liable in respect of any letter of credit, or otherwise become liable upon the obligation of any Person, except
(i) Dealer Holdback Debt, (ii) liabilities arising from the endorsement of negotiable instruments for deposit or collection or (iii) the posting of bonds to secure performance to the extent necessary in connection with Borrowers' Security Monitoring Business and similar transactions in the ordinary course of business.

         7.5 DISTRIBUTIONS. Pay any dividends or make any distributions with respect to, or purchase or redeem all or any portion of, the Capital Stock or the Membership Interests.

         7.6 CAPITAL EXPENDITURES. Make or incur any Capital Expenditures in any year set forth in EXHIBIT 7.6 if the aggregate amount of all Capital Expenditures made by Borrowers with respect to such year would exceed the amount set forth opposite such year.

         7.7 PAYMENTS OF INDEBTEDNESS FOR BORROWED MONEY. Make any voluntary or optional prepayment of any Indebtedness for Borrowed Money other than Borrowers' Obligations and payments made in the ordinary course of business with respect to the Dealer Holdback Debt.

         7.8 OBLIGATIONS AS LESSEE UNDER OPERATING LEASES. Enter into any arrangement as lessee of Property under any Operating Lease if the aggregate rentals for Borrowers for all such Operating Leases during any year set forth in EXHIBIT 7.8 would exceed the amount set forth opposite such year.

         7.9 INVESTMENTS, LOANS. At any time purchase or otherwise acquire, hold or invest in the capital stock of, or any other interest in, any Person, or make any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, or make any other investment, whether by way of capital contribution or otherwise, in or with any Person, including, without limitation, any Affiliate, except (i) investments in direct obligations of, or instruments unconditionally guaranteed by, the United States of America or in certificates of deposit issued by a Qualified Depository, (ii) investments in commercial or finance paper which, at the time of investment, is rated either "A" or better by Moody's Investors Service, Inc., or Standard & Poor's Corporation, respectively, or at the equivalent rate by any of their respective successors, (iii) any interests in any money market account maintained, at the time of investment, with a Qualified Depository, the investments of which, at the time of investment, are restricted to the types specified in clause (i) above and (iv) the formation and capitalization of Permitted Subsidiaries. All investments permitted pursuant to clauses (i), (ii) and (iii) of this Section
7.9 shall have a maturity not exceeding one year.

         7.10 FUNDAMENTAL BUSINESS CHANGES. Materially change the nature of its business or engage in any business other than the Security Monitoring Business.

         7.11 FACILITY SITES. Change the locations of its chief executive office, Central Station Businesses, studios, offices or other Property used in the operation of such Borrower's Security Monitoring Business unless (i) Agent shall have received at least 30 days' prior notice thereof, (ii) Borrowers shall have complied with all applicable laws, rules and regulations and shall have received all required consents and approvals from any Governmental Body,
(iii) Agent shall have received satisfactory evidence that such change could not reasonably be expected to affect adversely the operations or business prospects of Borrowers and (iv) Borrowers shall have executed and delivered to Agent any documents Agent may reasonably require in order to maintain the validity and priority of the Security Interests.

         7.12 SALE OR TRANSFER OF ASSETS. Sell, lease, assign, transfer or otherwise dispose of any Property (other than in the ordinary course of business) except for the sale or disposition of (i) Property which is not material to or necessary for the continued operation of its business and (ii) obsolete or unusable items of equipment which promptly are replaced with new items of equipment of like function and comparable value to the unusable items of equipment when the same were new or not obsolete or unusable, provided such replacement items of equipment shall become subject to the Security Interests.

         7.13 AMENDMENT OF CERTAIN DOCUMENTS. Amend, modify or waive any term or provision of the (i) the articles of organization or operating agreements of SACC, MSG or ASMS, (ii) the articles of incorporation or by-laws of SAI or the Holding Companies or (iii) the Contribution Agreement.

         7.14 ACQUISITION OF ADDITIONAL PROPERTIES. Acquire any additional Property except (i) such Property as is necessary to or useful in the operation of such Borrower's Security Monitoring Business, provided such acquisitions shall be subject to the conditions and limitations set forth in this Loan Agreement, (ii) Funded Acquisitions and (iii) Non-Funded Acquisitions.

         7.15 ISSUANCE OF MEMBERSHIP INTERESTS. Issue or sell, permit to be issued or sold, or otherwise consent to the transfer of, any additional membership interests or any interests convertible into or exercisable for any such additional membership interests, other than membership interests issued by a Permitted Subsidiary upon its formation.

         7.16 TRANSACTIONS WITH AFFILIATES. Sell, lease, assign, transfer or otherwise dispose of any Property to any Obligor or any Affiliate of any Obligor, lease Property, render or receive services or purchase assets from any Obligor or any such Affiliate, or otherwise enter into any contractual relationship with any Obligor or any Affiliate of any Obligor, except that (i) subject to the restrictions contained in Section 7.21, Borrowers may pay an annual salaries to Brannen, Davis and Rubin and (ii) Borrowers may engage in the transactions described on EXHIBIT 7.16.

         7.17    COMPLIANCE WITH ERISA.

                   (a) Permit the occurrence of any Termination Event which would result in a liability to any Borrower or ERISA Affiliate in excess of $50,000;

                   (b) Permit the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities by more than $50,000;

                   (c) Permit any accumulated funding deficiency in excess of $50,000 (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived;

                   (d) Fail to make any contribution or payment to any Multiemployer Plan which any Borrower or ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto which results in or is likely to result in a liability in excess of $50,000;

                   (e) Engage, or permit any Borrower or ERISA Affiliate to engage, in any "prohibited transaction" as such term is defined in
         Section 406 of ERISA or Section 4975 of the Code for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to
         Section 4975 of the Code in excess of $50,000 is imposed;

                   (f) Permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to any Borrower or ERISA Affiliate or increase the obligation of any Borrower or ERISA Affiliate to a Multiemployer Plan which liability or increase, individually or together with all similar liabilities and increases, is material to any Borrower or ERISA Affiliate; or

                   (g) Fail, or permit any Borrower or ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with ERISA, the Code and all other applicable laws and regulations and interpretations thereof.

         7.18 COVENANT LEVERAGE RATIO. Permit the Covenant Leverage Ratio as of the last day of any quarter to be greater than the Applicable Ratio for such day.

         7.19 DEBT SERVICE COVERAGE RATIO. Permit the Debt Service Coverage Ratio for each four quarter period ending as of each quarter to be less than the ratio of 1.25:1.

         7.20    MINIMUM RMR.

                 7.20.1 MINIMUM RMR FOR SECURITY MONITORING CONTRACTS. Permit the RMR with respect to Security Monitoring Contracts for any quarter set forth in EXHIBIT 7.20.1 to be less than the amount set forth opposite such quarter.

                 7.20.2 MINIMUM RMR FOR CENTRAL STATION CONTRACTS. Permit the RMR with respect to Central Station Contracts for any quarter set forth in EXHIBIT 7.20.2 to be less than the amount set forth opposite such quarter.

         7.21 COMPENSATION. Pay any salary, bonuses, fees or other forms of compensation to Brannen, Davis or Rubin if the aggregate amount thereof paid by all Borrowers to (i) Brannen would exceed $250,000 per year, (ii) Davis would exceed $250,000 per year and (iii) Rubin would exceed $200,000 per year.

         7.22 HOLDING COMPANIES. Permit any Holding Company to engage in any business other than the ownership of the MSG Membership Interests.

         7.23 NON-FUNDED ACQUISITION. Consummate a Non-Funded Acquisition if Cash Equivalents after such consummation are less than (i) $25,000, if such Acquisition occurs on or before June 30, 1997, or (ii) $150,000, if such Acquisition occurs after June 30, 1997.


                                  ARTICLE VIII

                              DEFAULT AND REMEDIES

         8.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an Event of Default under the Loan Instruments:

                 8.1.1 DEFAULT IN PAYMENT. If any Borrower shall fail to pay all or any portion of Borrowers' Obligations when the same become due and payable.

                 8.1.2  BREACH OF COVENANTS.

                          (a) If any Borrower shall fail to observe or perform any covenant or agreement made by such Borrower contained in Section 6.1, 6.2, 6.5.1, 6.6, 6.9 or in Article VII;

                          (b) If any Obligor shall fail to observe or perform any covenant or agreement (other than those referred to in subparagraph (a) above or specifically addressed elsewhere in this Section 8.1) made by such Person in any of the Loan Instruments to which such Person is a party, and such failure shall continue for a period of 30 days after notice of such failure is given by Lenders, provided that, if such failure is in connection with subsection 6.5.2, such Obligor shall have an additional 30 days to cure such failure, if such Obligor (i) is diligently pursuing a cure for such failure and
                 (ii) provides Agent with evidence to that effect in form and substance reasonably satisfactory to Agent.

                 8.1.3 BREACH OF WARRANTY. If any representation or warranty made by or on behalf of any Obligor in or pursuant to any of the Loan Instruments or in any instrument or document furnished in compliance with the Loan Instruments shall prove to be false or misleading in any material respect on the date as of which made.

                 8.1.4  DEFAULT UNDER OTHER INDEBTEDNESS FOR BORROWED MONEY.
         If (i) any Borrower at any time shall be in default (as principal or guarantor or other surety) in the payment of any principal of or premium or interest on any Indebtedness for Borrowed Money (other than Borrowers' Obligations) beyond the grace period, if any, applicable thereto and the aggregate amount of such payments then in default beyond such grace period shall exceed $25,000 or (ii) any default shall occur in respect of any issue of Indebtedness for Borrowed Money of any Borrower (other than Borrowers' Obligations) outstanding in a principal amount of at least $50,000, or in respect of any agreement or instrument relating to any such issue of Indebtedness for Borrowed Money, and such default shall continue beyond the grace period, if any, applicable thereto.

                 8.1.5  BANKRUPTCY.

                          (a) If any Obligor shall (i) generally not be paying its, his or her debts as they become due, (ii) file, or consent, by answer or otherwise, to the filing against it, him or her of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or insolvency under the laws of any jurisdiction, (iii) make an assignment for the benefit of creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for such Obligor, or for any substantial part of the Property of such Obligor or (v) be adjudicated insolvent.

                          (b) If any Governmental Body of competent jurisdiction shall enter an order appointing, without consent of such Obligor, a custodian, receiver, trustee or other officer with similar powers with respect to such Obligor, or with respect to any substantial part of the Property belonging to any such Person, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any Obligor or if any petition for any such relief shall be filed against any Obligor and such petition shall not be dismissed or stayed within 60 days.

                 8.1.6 JUDGMENTS. If there shall exist a final judgment or award against any Borrower which shall have been outstanding for a period of 30 days or more from the date of the entry thereof and shall not have been discharged or paid in full or stayed pending appeal, if the aggregate amount of all such judgments and awards exceeds $50,000.

                 8.1.7 IMPAIRMENT OF LICENSES; OTHER AGREEMENTS. If (i) any Governmental Body shall revoke, terminate, suspend or adversely modify any UL Certification or Alarm License of any Borrower, the non-continuation of which could reasonably be expected to have a Material Adverse Effect, or (ii) there shall exist any violation or default in the performance of, or a material failure to comply with any agreement, or condition or term of any UL Certification or Alarm License, which violation, default or failure has a Material Adverse Effect, or any such UL Certification or Alarm Licenses shall cease to be in full force and effect, or (iii) any agreement which is necessary to the operation of any Borrower's Security Monitoring Business shall be revoked or terminated and not replaced by a substitute acceptable to Lenders within 30 days after the date of such revocation or termination, and such revocation or termination and non-replacement could reasonably be expected to have a Material Adverse Effect.

                 8.1.8 COLLATERAL. If any material portion of the Collateral shall be seized or taken by a Governmental Body or Person, or Borrowers shall fail to maintain or cause to be maintained the Security Interests and priority of the Loan Instruments as against any Person, or the title and rights of any Obligor to any material portion of the Collateral shall have become the subject matter of litigation which could reasonably be expected to result in impairment or loss of the security provided by the Loan Instruments.

                 8.1.9 INTERRUPTION OF OPERATIONS. If the operations of any portion of Borrowers' Security Monitoring Business is interrupted at any time for more than 48 hours during any period of 10 consecutive days, unless Borrowers shall be entitled to receive during such period of interruption proceeds of business interruption insurance sufficient to assure that the per diem Operating Cash Flow of such portion of Borrowers' Security Monitoring Business during such period is at least equal to its per diem Operating Cash Flow for the month preceding the initial date of interruption.

                 8.1.10 PLANS. If an event or condition specified in subsection 6.3.11 hereof shall occur or exist with respect to any Pension Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, Borrowers or any member of a Controlled Group shall incur, or in the opinion of Lender be reasonably likely to incur, a liability to a Pension Plan or Multiemployer Plan or the PBGC (or any of them) which, in the reasonable judgment of Lender, would have a Material Adverse Effect.

                 8.1.11 CHANGE IN CONTROL. If at any time (i) SAI ceases to be the sole shareholder of each of the Holding Companies, (ii) SAI and SACC cease to be the only members in ASMS, (iii) SAI and MSG cease to be the only members in SACC or (iv) the Holding Companies cease to be the only members in MSG.

                 8.1.12 CHANGE IN MANAGEMENT. If at any time (i) Brannen, or any successor to Brannen reasonably acceptable to Agent, ceases to (A) be the President and Chief Executive Officer of SAI, (B) be the Manager of each of SACC, MSG and ASMS, or (C) manage the day to day operation of Borrowers' Security Monitoring Business or (ii) Davis, or any successor to Davis reasonably acceptable to Agent, ceases to be the Chairman of SAI.

         8.2 ACCELERATION OF BORROWERS' OBLIGATIONS. Upon the occurrence of:

                 (a)      any Event of Default described in clauses (ii),
         (iii), (iv) and (v) of subsection 8.1.5(a) or in 8.1.5(b), all of Borrowers' Obligations at that time outstanding automatically shall mature and become due, and

                 (b) any other Event of Default, Lenders, at any time (unless such Event of Default shall have been waived in writing or remedied), at their option, without further notice or demand, may declare all of Borrowers' Obligations due and payable, whereupon Borrowers' Obligations immediately shall mature and become due and payable, all without presentment, demand, protest or notice (other than the declaration referred to in clause (b) above), all of which hereby are waived.

         8.3 REMEDIES ON DEFAULT. If Borrowers' Obligations have been accelerated pursuant to Section 8.2, Lenders, at their option, may:

                 8.3.1 ENFORCEMENT OF SECURITY INTERESTS. Enforce their rights and remedies under the Loan Instruments in accordance with their respective terms.

                 8.3.2 OTHER REMEDIES. Enforce any of the rights or remedies accorded to Lenders and/or Agent at equity or law, by virtue of statute or otherwise.

         8.4 APPLICATION OF FUNDS. Any funds received by Lenders or Agent pursuant to the exercise of any rights accorded to Lenders and/or Agent pursuant to, or by the operation of any of the terms of, any of the Loan Instruments, including, without limitation, insurance proceeds, condemnation proceeds or proceeds from the sale of Collateral, shall be applied to Borrowers' Obligations in the following order of priority:

                 8.4.1 EXPENSES. First, to the payment of (i) all reasonable fees and expenses actually incurred, including, without limitation, court costs, fees of appraisers, title charges, costs of maintaining and preserving the Collateral, costs of sale, and all other costs incurred by Lenders and Agent in exercising any rights accorded to such Persons pursuant to the Loan Instruments or by applicable law, including, without limitation, reasonable attorneys' fees, and (ii) all Liens (excluding Permitted Liens other than the Security Interests) superior to the Liens of Agent except such superior Liens subject to which any sale of the Collateral may have been made.

                 8.4.2 BORROWERS' OBLIGATIONS. Next, to the payment of the remaining portion of Borrowers' Obligations in such order as Lenders may determine.

                 8.4.3 SURPLUS. Any surplus, to the Person or Persons entitled thereto.

         8.5 PERFORMANCE OF BORROWERS' OBLIGATIONS. If any Borrower fails to (i) maintain in force and pay for any insurance policy or bond which such Borrower is required to provide pursuant to any of the Loan Instruments, (ii) keep the Collateral free from all Liens except for Permitted Liens, (iii) pay when due all taxes, levies and assessments on or in respect of the Collateral, except as otherwise permitted pursuant to the terms hereof, (iv) make all payments and perform all acts on the part of such Borrower to be paid or performed in the manner required by the terms hereof and by the terms of the other Loan Instruments with respect to any of the Collateral, including, without limitation, all expenses of protecting, storing, warehousing, insuring, handling and maintaining the Collateral, (v) keep fully and perform promptly any other of the obligations of such Borrower hereunder or under any of the other Loan Instruments, and (vi) keep fully and perform promptly the obligations of such Borrower with respect to any issue of Indebtedness for Borrowed Money secured by a Permitted Prior Lien, then Agent or Lenders may (but shall not be required to) procure and pay for such insurance policy or bond, place such Collateral in good repair and operating condition, pay, contest or settle such Liens or taxes or any judgments based thereon or otherwise make good any other aforesaid failure of such Borrower. Borrowers shall reimburse Agent and Lenders immediately upon demand for all reasonable sums paid or advanced on behalf of any Borrower for any such purpose, together with reasonable and/or necessary costs and expenses (including reasonable attorneys' fees) paid or incurred by Agent and Lenders in connection therewith and interest on all sums advanced from the date of advancement until repaid to Agent and Lenders at the Default Rate. All such sums advanced by Agent and Lenders, with interest thereon, immediately upon advancement thereof, shall be deemed to be part of Borrowers' Obligations.


                                   ARTICLE IX

                      ADDITIONAL LENDERS AND PARTICIPANTS

         9.1     ASSIGNMENT TO OTHER LENDERS.

                 9.1.1 ASSIGNMENT. FINOVA may make one or more Loan Assignments, and each Assignee, with the prior written consent of FINOVA (which may be given or denied in the sole discretion of FINOVA), may make a Loan Assignment of the rights and obligations which were assigned to such Assignee. Each Person making a Loan Assignment shall give notice thereof to Borrowers within 10 Business Days thereafter. Notwithstanding the foregoing, FINOVA shall not assign at any one time or collectively during the term of the Loan more than 49.9% of FINOVA's interest in Borrowers' Obligations.

                 9.1.2 EFFECT OF LOAN ASSIGNMENT. Each Assignee to which FINOVA makes a Loan Assignment, and each subsequent Assignee, to the extent of such Loan Assignment, shall have the same rights, benefits and obligations under the Loan Instruments as such Assignee would have had if such Assignee were an original party to the Loan Instruments. Borrowers shall not incur any costs or expenses in connection with any Loan Assignment.

                 9.1.3 SUBSTITUTION OF NOTE. Simultaneously with the delivery by any Lender to Borrowers of any Note which is the subject of a Loan Assignment and which is marked "cancelled," Borrowers shall execute and deliver to such Lender for delivery to (i) the Assignee to which such Loan Assignment is made, a promissory note payable to the order of such Assignee in an amount equal to the amount assigned to such Assignee, and (ii) such Lender making such Loan Assignment, a promissory note payable to the order of such assigning Lender in an amount equal to the amount retained by such Lender, each such Note to be substantially in the form of the canceled Note.

                 9.1.4 INSPECTIONS. Any action which any Assignee shall desire to undertake pursuant to Section 6.2 of the Loan Agreement shall be coordinated by such Assignee through Agent, and Agent shall accompany each such Assignee which desires to undertake any such action pursuant to such Section 6.2.

         9.2 PARTICIPATIONS. Each Lender shall have the right to sell Participations. In the event of the sale of a Participation, the obligations of the Lender selling such a Participation shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any Note which previously has been delivered to Lender pursuant to the terms of this Loan Agreement, and Borrowers shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Loan Agreement. Notwithstanding the sale of any Participation, all amounts payable by Borrowers pursuant to the terms of the Loan Instruments shall be determined as if no such Participation had been sold. No Participant shall be entitled to require a Lender to take or omit to take any action pursuant to the Loan Instruments except as provided in the Participation Agreement executed by and between the Participant and such Lender.

         9.3 APPOINTMENT AND FUNCTION OF AGENT. FINOVA is hereby appointed as Agent hereunder to act in such capacity on behalf of all Lenders under this Loan Agreement and the other Loan Instruments. FINOVA agrees that it shall continue to act as Agent throughout the term of the Loan. In performing its functions and duties under this Agreement, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any other Person. Notwithstanding the appointment of FINOVA as Agent hereunder, Agent shall have the same rights hereunder as any other Lender, and may exercise such rights as though FINOVA had not been appointed as Agent hereunder.

         9.4 SET OFF AND SHARING OF PAYMENTS. Upon the occurrence of any Event of Default and the acceleration of Borrowers' Obligations, each Lender is authorized by Borrowers, at any time or from time to time thereafter, without notice to Borrowers or to any other Person, to set off and to appropriate and apply any and all balances held by such Lender for the account of Borrowers, and any other Property at any time held or owing by such Lender to or for the credit or for the account of Borrowers, against and on account of any of Borrowers' Obligations which are not paid when due. Borrowers agree that (i) each Lender may exercise its right to set off with respect to amounts in excess of such Lender's share of Borrowers' Obligations and may sell Participations in such excess to other Lenders and (ii) any Lender so purchasing a Participation in the Loan made or other of Borrowers' Obligations held by other Lenders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such Participation as fully as if such Lender were a direct holder of the Loan and other of Borrowers' Obligations in the amount of such Participation.

         9.5 LENDERS' DECISIONS. Until a Loan Assignment is made, all Lenders' Decisions shall be made solely by FINOVA. After a Loan Assignment is made, any Lenders' Decisions which may be made pursuant to the Loan Instruments by Lenders or as to which the Lenders shall have the right to consent shall be made as set forth in the applicable Lender Addition Agreements.


                                   ARTICLE X

                                    CLOSING

         The Closing Date shall be such date as the parties shall determine, and the Closing shall take place on such date, provided all conditions for the Closing as set forth in this Loan Agreement have been satisfied or otherwise waived by FINOVA. The Closing shall take place at the office of Katten Muchin & Zavis, 525 W. Monroe Street, Chicago, Illinois, or such other place as the parties hereto shall agree. Unless the Closing occurs on or before January 31, 1997, this Loan Agreement shall terminate and be of no further force or effect and, except for any obligation of Borrowers to FINOVA pursuant to Article XI, none of the parties hereto shall have any further obligation to any other party.


                                   ARTICLE XI

                             EXPENSES AND INDEMNITY

         11.1 ATTORNEYS' FEES AND OTHER FEES AND EXPENSES. Whether or not any of the transactions contemplated by this Loan Agreement shall be consummated, Borrowers agree to pay to Lenders on demand all reasonable expenses incurred by Lenders in connection with the transactions contemplated hereby (including, without limitation, any appraisal fees, environmental audit fees and title and recording charges) and in connection with any amendments, modifications or waivers (whether or not the same become effective) under or in respect of any of the Loan Instruments, including, without limitation:

                 11.1.1  FEES AND EXPENSES FOR PREPARATION OF LOAN

         INSTRUMENTS. All reasonable expenses, disbursements and reasonable attorneys' fees, actually incurred (including, without limitation, charges for required mortgagee's title insurance, lien searches, reproduction of documents, long distance telephone calls and overnight express carriers) of special counsel and other counsel retained by Lenders in connection with the preparation and negotiation of the Loan Instruments or any amendments, modifications or waivers hereto or thereto.

                 11.1.2 FEES AND EXPENSES IN ENFORCEMENT OF RIGHTS OR DEFENSE OF LOAN INSTRUMENTS. Any reasonable expenses or other costs, including reasonable attorneys' fees and expert witness fees, actually incurred by Agent or Lenders in connection with the enforcement or collection against any Obligor of any provision of any of the Loan Instruments, and in connection with or arising out of any litigation, investigation or proceeding instituted by any Governmental Body or any other Person with respect to any of the Loan Instruments, whether or not suit is instituted, including, but not limited to, such costs or expenses arising from the enforcement or collection against any Obligor of any provision of any of the Loan Instruments in any state or federal bankruptcy or reorganization proceeding.

         11.2 INDEMNITY. Borrowers agree to indemnify and save Agent and Lenders harmless of and from the following:

                 11.2.1 BROKERAGE FEES. The fees, if any, of brokers and finders engaged by Borrowers.

                 11.2.2 GENERAL. Any loss, cost, liability, damage or expense (including reasonable attorneys' fees and expenses) incurred by Agent or Lenders in investigating, preparing for, defending against, providing evidence, producing documents or taking other action in respect of any commenced or threatened litigation, administrative proceeding, suit instituted by any Person or investigation under any law, including any federal securities law, the Bankruptcy Code, any relevant state corporate statute or any other securities law, bankruptcy law or law affecting creditors generally of any jurisdiction, or any regulation pertaining to any of the foregoing, or at common law or otherwise, relating to the transactions contemplated by or referred to in, or any other matter related to, the Loan Instruments, whether or not Agent or any Lender is a party to such litigation, proceeding or suit, or is subject to such investigation.

                 11.2.3 OPERATION OF COLLATERAL; JOINT VENTURERS. Any loss, cost, liability, damage or expense (including reasonable attorneys' fees and expenses) incurred in connection with the ownership, operation or maintenance of the Collateral, the construction of Agent or any Lender and Borrowers as having the relationship of joint venturers or partners or the determination that Agent or any Lender has acted as agent for Borrowers.

                 11.2.4 ENVIRONMENTAL INDEMNITY. Any and all claims, losses, damages, out of pocket response costs, clean-up costs and expenses suffered and/or incurred at any time by Agent or any Lender arising out of or in any way relating to the existence at any time of any Hazardous Materials in, on, under, at, transported to or from, or used in the construction and/or renovation of, any of the Leasehold Property, any parcel of real estate acquired in connection with an Acquisition, or otherwise with respect to any Environmental Law, and/or the failure of Borrowers to perform its obligations and covenants hereunder with respect to environmental matters, including, but not limited to: (i) claims of any Persons for damages, penalties, response costs, clean-up costs, injunctive or other relief, (ii) costs of removal and restoration, including fees of attorneys and experts, and costs of reporting the existence of Hazardous Materials to any Governmental Body, and (iii) any expenses or obligations, including reasonable attorneys' fees and expert witness fees, incurred at, before and after any trial or other proceeding before any Governmental Body or appeal therefrom whether or not taxable as costs, including, without limitation, witness fees, deposition costs, copying and telephone charges and other expenses, all of which shall be paid by Borrowers to Agent or such Lender when incurred by Agent or such Lender, except where such costs were directly caused by the gross negligence or willful misconduct of FINOVA, any Lender, or by any agent or third party acting on behalf of and at the direction of FINOVA or any Lender.


                                  ARTICLE XII

                                 MISCELLANEOUS

         12.1 NOTICES. All notices and communications under this Loan Agreement shall be in writing and shall be (i) delivered in person, (ii) sent by facsimile, or (iii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or by overnight express carrier, addressed in each case as follows:

         To Borrowers:                     Security Associates International, Inc.
                                           2101 Arlington Heights Road
                                           Arlington Heights, Illinois   60005-4142
                                           Attention:  James S. Brannen, President
                                           Facsimile No.:  847/956-9360

         Copy to:                          Sachnoff & Weaver, Ltd.
                                           30 South Wacker Drive
                                           Suite 2900
                                           Chicago, Illinois   60606-7480
                                           Attention:  Jerold N. Siegan, Esq.
                                           Facsimile No.:  312/207-6400

         To Lender:                        FINOVA Capital Corporation
                                           311 South Wacker Drive, Suite 4400
                                           Chicago, Illinois  60606
                                           Attention:  Brendon Manson
                                           Facsimile No.:  312/322-3530

         Copy to:                          FINOVA Capital Corporation
                                           1850 N. Central Avenue
                                           Phoenix, Arizona  85004
                                           Attention:  Vice President, Law
                                           Facsimile No.:  602/207-5036

         Copy to:                          Katten Muchin & Zavis
                                           525 West Monroe Street, Suite 1600
                                           Chicago, Illinois  60661
                                           Attention:  Maurice Jacobs, Esq.
                                           Facsimile No.:  312/902-1061

or to any other address or facsimile number, as to any of the parties hereto, as such party shall designate in a notice to the other parties hereto. All notices sent pursuant to the terms of this Section 12.1 shall be deemed received (i) if personally delivered, then on the Business Day of delivery,
(ii) if sent by facsimile before 2:00 p.m. Phoenix time, on the day sent if a Business Day or if such day is not a Business Day or if sent after 2:00 p.m. Phoenix time, then on the next Business Day, (iii) if sent by overnight, express carrier, on the next Business Day immediately following the day sent, or (iv) if sent by registered or certified mail, on the earlier of the fifth Business Day following the day sent or when actually received. Any notice by facsimile shall be followed by delivery on the next Business Day by overnight, express carrier or by hand.

         12.2 SURVIVAL OF LOAN AGREEMENT; INDEMNITIES. All covenants, agreements, representations and warranties made in this Loan Agreement and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lenders of the Note and of all other Loan Instruments, and shall continue in full force and effect so long as any of Borrowers'
Obligations remain outstanding, unperformed or unpaid. Notwithstanding the repayment of all amounts due under the Loan Instruments, the cancellation of the Note and the release and/or cancellation of any and all of the Loan Instruments or the foreclosure of any Liens on the Collateral, the obligations of Borrowers to indemnify Agent and Lenders with respect to the expenses, damages, losses, costs and liabilities described in Section 11.2 shall survive until all applicable statute of limitations periods with respect to actions which may be brought against Agent or any Lender have run.

         12.3 FURTHER ASSURANCE. From time to time, Borrowers shall execute and deliver to Agent and Lenders such additional documents as Lenders reasonably may require to carry out the purposes of the Loan Instruments and to protect Lenders' rights thereunder, including, without limitation, using its best efforts in the event any Collateral is to be sold to secure the approval by any Governmental Body of any application required by such Governmental Body in connection with such sale, and not take any action inconsistent with such sale or the purposes of the Loan Instruments.

         12.4 TAXES AND FEES. Should any tax (other than taxes based upon the net income of any Lender), recording or filing fees become payable in respect of any of the Loan Instruments, or any amendment, modification or supplement thereof, Borrowers agree to pay the same on demand, together with any interest or penalties thereon attributable to any delay by Borrowers in meeting any Lender's demand, and agree to hold Lenders harmless with respect thereto.

         12.5 SEVERABILITY. In the event that any provision of this Loan Agreement is deemed to be invalid by reason of the operation of any law, this Loan Agreement shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provisions hereof, and any and all other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.

         12.6 WAIVER. No delay on the part of Agent or any Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege hereunder shall preclude other or further exercise thereof, or be deemed to establish a custom or course of dealing or performance between the parties hereto, or preclude the exercise of any other right, power or privilege.

         12.7 MODIFICATION OF LOAN INSTRUMENTS. No modification or waiver of any provision of any of the Loan Instruments shall be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrowers in any case shall entitle Borrowers to any other or further notice or demand in the same, similar or other circumstances.

         12.8 CAPTIONS. The headings in this Loan Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

         12.9 SUCCESSORS AND ASSIGNS. This Loan Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

         12.10 REMEDIES CUMULATIVE. All rights and remedies of Agent and Lenders pursuant to this Loan Agreement, any other Loan Instruments or otherwise, shall be cumulative and non-exclusive, and may be exercised singularly or concurrently. Neither Agent nor any Lender shall be required to prosecute collection, enforcement or other remedies against any Obligor before proceeding against any other Obligor or to enforce or resort to any security, liens, collateral or other rights of Agent or Lenders. One or more successive actions may be brought against Borrowers and/or any other Obligor, either in the same action or in separate actions, as often as Lenders deem advisable, until all of Borrowers' Obligations are paid and performed in full.

         12.11 ENTIRE AGREEMENT; CONFLICT. This Loan Agreement and the other Loan Instruments executed pursuant hereto constitute the entire agreement among the parties hereto with respect to the transactions contemplated hereby or thereby and supersede any prior agreements, whether written or oral, relating to the subject matter hereof. In the event of a conflict between the terms and conditions set forth herein and the terms and conditions set forth in any other Loan Instrument, the terms and conditions set forth herein shall govern.

         12.12 APPLICABLE LAW. THE LOAN INSTRUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS AND DECISIONS OF THE STATE OF ARIZONA. FOR PURPOSES OF THIS SECTION 12.12, THE LOAN INSTRUMENTS SHALL BE DEEMED TO
BE PERFORMED AND MADE IN THE STATE OF ARIZONA.

         12.13 JURISDICTION AND VENUE. EACH BORROWER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY SUCH BORROWER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THE LOAN INSTRUMENTS SHALL BE LITIGATED IN THE SUPERIOR COURT OF MARICOPA COUNTY, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA OR, IF

AGENT OR ANY LENDER INITIATES SUCH ACTION, IN ADDITION TO THE FOREGOING COURTS, ANY COURT IN WHICH AGENT OR SUCH LENDER SHALL INITIATE OR TO WHICH AGENT OR SUCH LENDER SHALL REMOVE SUCH ACTION, TO THE EXTENT SUCH COURT HAS JURISDICTION. EACH BORROWER HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY AGENT OR ANY LENDER IN OR REMOVED BY AGENT OR ANY LENDER TO ANY OF SUCH COURTS, AND HEREBY AGREES THAT PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN MAY BE SERVED IN THE MANNER PROVIDED FOR NOTICES HEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH BORROWER AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO SECTION 12.1. EACH BORROWER WAIVES ANY CLAIM THAT MARICOPA COUNTY, ARIZONA OR THE DISTRICT OF ARIZONA IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. TO THE EXTENT PROVIDED BY LAW, SHOULD ANY BORROWER, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, SUCH BORROWER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY THE COURT AGAINST SUCH BORROWER AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR BORROWERS SET FORTH IN THIS SECTION 12.13 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING BY AGENT OR ANY LENDER OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND EACH BORROWER HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

         12.14 WAIVER OF RIGHT TO JURY TRIAL. AGENT, LENDERS AND BORROWERS ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER ANY OF THE LOAN INSTRUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED THEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, THE PARTIES AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         12.15 TIME OF ESSENCE. TIME IS OF THE ESSENCE FOR THE PERFORMANCE BY BORROWERS OF THE OBLIGATIONS SET FORTH IN THIS LOAN AGREEMENT AND THE OTHER LOAN INSTRUMENTS.

         12.16 ESTOPPEL CERTIFICATE. Within 15 days after Agent or any Lender reasonably requests any Borrower to do so, such Borrower will execute and deliver to Agent or such Lender a statement certifying (i) that this Loan Agreement is in full force and effect and has not been modified except as described in such statement, (ii) the date to which interest on the Note has been paid, (iii) the Principal Balance, (iv) whether or not to its knowledge an Incipient Default or Event of Default has occurred and is continuing, and, if so, specifying in reasonable detail each such Incipient Default or Event of Default of which it has knowledge, (v) whether to its knowledge it has any defense, setoff or counterclaim to the payment of the
Note in accordance with its terms, and, if so, specifying each defense, setoff or counterclaim of which it has knowledge in reasonable detail (including where applicable the amount thereof), and (vi) as to any other matter reasonably requested by Agent or such Lender.

         12.17 CONSEQUENTIAL DAMAGES. Neither Agent nor any Lender nor any agent or attorney of Agent or such Lender shall be liable to any Borrower for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Borrowers' Obligations, except in the case of such Person's gross negligence or willful misconduct.

         12.18 COUNTERPARTS. This Loan Agreement may be executed by the parties hereto in several counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

         12.19 NO FIDUCIARY RELATIONSHIP. No provision in this Loan Agreement or in any other Loan Instrument, and no course of dealing among the parties hereto, shall be deemed to create any fiduciary duty by Agent or any Lender to any Borrower.

         12.20 NO STRICT CONSTRUCTION. The language used in this Loan Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto.



               [remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, this Loan Agreement has been executed and delivered by each of the parties hereto by a duly authorized officer of each such party on the date first set forth above.


                                SECURITY ASSOCIATES INTERNATIONAL,
                                INC., a Delaware corporation

                                By:     /s/ James S. Brannen
                                        ------------------------------------
                                        James S. Brannen
                                        President

                                FEIN:  87-0467198


                                SECURITY ASSOCIATES COMMAND CENTER II, L.L.C., a Michigan limited liability company, ALL-SECURITY MONITORING SERVICES, L.L.C., an Illinois limited liability company and MONITOR SERVICE GROUP, L.L.C., a Delaware limited liability company

                                By:     /s/ Jams S. Brannen
                                        ------------------------------------
                                        James S. Brannen, Manager of each of
                                        the foregoing limited liability
                                        companies

                                FEIN for SACC:  38-3318125

                                FEIN for ASMS:  36-4111798

                                FEIN for MSG:  36-3913261


                                FINOVA CAPITAL CORPORATION, a Delaware
                                corporation, in its individual capacity and as agent for Lender

                                By:     /s/ David J. Alexander
                                        ------------------------------------
                                        David J. Alexander
                                        Vice President